Exhibit 2.1











                                MERGER AGREEMENT


                                  BY AND AMONG


                      I-TRAX, INC., DCG ACQUISITION, INC.,


                MERIDIAN OCCUPATIONAL HEALTHCARE ASSOCIATES, inc.


                        (D/B/A chd MERIDIAN HEALTHCARE),


                                       and


                              CHDM HEALTHCARE, LLC


                                DECEMBER 26, 2003






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                                TABLE OF CONTENTS

1.       Definitions..............................................................................................5
2.       Basic Transaction........................................................................................9
         (a)      Two-Step Merger................................................................................10
         (b)      Merger Consideration...........................................................................10
         (c)      The Closing....................................................................................10
         (d)      Deliveries at the Closing......................................................................10
         (e)      Effect of First Merger.........................................................................10
         (f)      Procedure for Payment..........................................................................12
         (g)      Closing of Transfer Records....................................................................12
         (h)      Closing Escrow.................................................................................12
         (i)      Earn Out.......................................................................................12
         (j)      CHDM Representative as Limited Agent...........................................................13
         (k)      Effect of Second Merger........................................................................14
3.       Representations and Warranties of I-trax and Acquisition................................................14
         (a)      Organization...................................................................................14
         (b)      Authorization of Transaction...................................................................15
         (c)      Capitalization.................................................................................15
         (d)      Filings with the SEC...........................................................................16
         (e)      Financial Statements...........................................................................16
         (f)      Events Subsequent to November 14, 2003.........................................................16
         (g)      Noncontravention...............................................................................18
         (h)      Brokers' Fees..................................................................................18
         (i)      Tax Matters....................................................................................18
         (j)      Subsidiaries...................................................................................19
         (k)      Litigation.....................................................................................19
         (l)      Legal Compliance...............................................................................19
         (m)      Title to Assets................................................................................19
         (n)      Undisclosed Liabilities........................................................................19
         (o)      Real Property..................................................................................20
         (p)      Intellectual Property..........................................................................20
         (q)      Tangible Assets................................................................................21
         (r)      Contracts......................................................................................21
         (s)      Notes and Accounts Receivable..................................................................22
         (t)      Insurance......................................................................................22
         (u)      Employees......................................................................................22
         (v)      Employee Benefits..............................................................................22
         (w)      Guaranties.....................................................................................23
         (x)      Environmental, Health, and Safety Matters......................................................23
         (y)      Certain Business Relationships with I-trax.....................................................23
         (z)      Status of Officers and Directors...............................................................23
         (aa)     Investment.....................................................................................23
         (bb)     Disclosure.....................................................................................23
         (cc)     Definitive Proxy Materials.....................................................................23
4.       Representations and Warranties of CHDM..................................................................24
         (a)      Organization...................................................................................24
         (b)      Capitalization.................................................................................24
         (c)      Authorization of Transaction...................................................................24
         (d)      Noncontravention...............................................................................25
         (e)      Brokers' Fees..................................................................................25
         (f)      Title to Assets................................................................................25
         (g)      Subsidiaries...................................................................................25
         (h)      Financial Statements...........................................................................25
         (i)      Events Subsequent to Most Recent Fiscal Month End..............................................26


                                       i


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         (j)      Undisclosed Liabilities........................................................................27
         (k)      Legal Compliance...............................................................................27
         (l)      Tax Matters....................................................................................27
         (m)      Real Property..................................................................................28
         (n)      Intellectual Property..........................................................................29
         (o)      Tangible Assets................................................................................29
         (p)      Contracts......................................................................................29
         (q)      Notes and Accounts Receivable..................................................................30
         (r)      Insurance......................................................................................30
         (s)      Litigation.....................................................................................31
         (t)      Employees......................................................................................31
         (u)      Employee Benefits..............................................................................31
         (v)      Guaranties.....................................................................................32
         (w)      Environmental, Health, and Safety Matters......................................................32
         (x)      Certain Business Relationships with CHDM.......................................................32
         (y)      Status of Officers and Directors...............................................................32
         (z)      Definitive Proxy Materials.....................................................................32
         (aa)     Disclosure.....................................................................................32
5.       Pre-Closing Covenants...................................................................................32
         (a)      General........................................................................................32
         (b)      Notices and Consents...........................................................................33
         (c)      Regulatory Matters and Approvals...............................................................33
         (d)      Fairness Opinion...............................................................................33
         (e)      Financing......................................................................................34
         (f)      Operation of Businesses........................................................................34
         (g)      Full Access....................................................................................35
         (h)      Notice of Developments.........................................................................35
         (i)      Exclusivity....................................................................................35
         (j)      Listing of Shares..............................................................................35
         (k)      Financial Statements Re-characterization.......................................................35
6.       Conditions to Obligation to Close.......................................................................35
         (a)      Conditions to Obligation of I-trax, Acquisition and Acquisition LLC............................36
         (b)      Conditions to Obligation of CHDM...............................................................37
7.       Post-Closing Covenants..................................................................................39
         (a)      I-trax Common Shares...........................................................................39
         (b)      Insurance and Indemnification..................................................................39
         (c)      Registration Statement on Form S-3.............................................................40
         (d)      General Cooperation............................................................................40
         (e)      Tax-Free Reorganization Treatment..............................................................40
8.       Remedies for Breaches of this Agreement.................................................................41
         (a)      Survival of Representations and Warranties.....................................................41
         (b)      Indemnification Provisions for Benefit of I-trax...............................................41
         (c)      Matters Involving Third Parties................................................................41
         (d)      Limitations on Liability.......................................................................42
         (e)      Determination of Adverse Consequences..........................................................42
         (f)      Basket.........................................................................................42
9.       Termination.............................................................................................42
         (a)      Termination of Agreement.......................................................................42
         (b)      Effect of Termination..........................................................................43
10.      Miscellaneous...........................................................................................43
         (a)      Press Releases and Public Announcements........................................................43
         (b)      No Third-Party Beneficiaries...................................................................43
         (c)      Entire Agreement...............................................................................44
         (d)      Succession and Assignment......................................................................44
         (e)      Counterparts...................................................................................44
         (f)      Headings.......................................................................................44





                                       ii
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         (g)      Notices........................................................................................44
         (h)      Governing Law..................................................................................45
         (i)      Amendments and Waivers.........................................................................45
         (j)      Severability...................................................................................45
         (k)      Expenses.......................................................................................45
         (l)      Construction...................................................................................45
         (m)      Incorporation of Exhibits, Annexes, and Schedules..............................................45
         (n)      Specific Performance...........................................................................46
         (o)      Submission to Jurisdiction.....................................................................46






Exhibit A                           --      First Merger Certificate of Merger
Exhibit B                           --      Directors and Officers of the First Merger Surviving Corporation
Exhibit C                           --      Certificate of Designations, Preferences and Rights of Series A
                                            Convertible Preferred Stock of I-trax
Exhibit D                           --      Form of Letter of Transmittal and Subscription Agreement
Exhibit E                           --      Form of Escrow Agreement
Exhibit F                           --      Acquisition LLC EBIDTA Calculation Rules
Exhibit G                           --      Second Merger Certificate of Merger
Exhibit H                           --      CHDM and its Subsidiaries Budget
Exhibit I                           --      Form of Opinion of Counsel to CHDM
Exhibit J                           --      Form of Opinion of Counsel to I-trax
Exhibit K                           --      Form of Registration Statement on Form S-3


I-trax Disclosure Schedule --       Exceptions to Representations and Warranties of I-trax and Acquisition

CHDM Disclosure Schedule   --       Exceptions to Representations and Warranties of CHDM
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                                       iv

                                MERGER AGREEMENT


         Agreement entered into on December 26, 2003, by and among I-trax, Inc., a Delaware corporation ("I-trax"), DCG Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of I-trax ("Acquisition"), CHDM Healthcare, LLC, a Delaware limited liability company of which I-trax is the sole member ("Acquisition LLC"), and Meridian Occupational Healthcare Associates, Inc. (d/b/a CHD Meridian Healthcare), a Delaware corporation ("CHDM"). Each of I-trax, Acquisition, Acquisition LLC and CHDM are referred to herein individually as a "Party" and collectively as the "Parties."

         This Agreement provides for a two-step reorganization transaction. The initial step of the reorganization transaction will involve a merger of Acquisition with and into CHDM, in which merger CHDM will continue as the surviving corporation. The second step of the reorganization transaction will involve a statutory merger of the surviving corporation of the initial step of the reorganization transaction with and into Acquisition LLC, in which merger Acquisition LLC will continue as the surviving entity. The Parties intend to complete the initial step and the second step of the reorganization as part of an integrated plan, such that the two steps will constitute a single transaction treated as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

1.       Definitions.

         "2004 EBITDA" has the meaning set forth in Section 2(i) below.

         "Accrued CHDM Professional Expenditures" has the meaning set forth in
Section 10(k) below.

         "Acquisition" has the meaning set forth in the preface above.

         "Acquisition LLC" has the meaning set forth in the preface above.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs (including the costs of investigating or litigating or arbitrating any claim), amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses associated with the foregoing, net of any insurance proceeds actually received by the party suffering such consequences.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "Authority" means any Federal, state, local or foreign, court, governmental bureau, commission, board, agency or instrumentality.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Cash Consideration" has the meaning set forth in Section 2(b) below.

         "CHDM" has the meaning set forth in the preface above.

         "CHDM Disclosure Schedule" has the meaning set forth in Section 4 below.

         "CHDM Material Adverse Effect" means: (i) an adverse effect on the business, operations, results of operations, properties (including intangible properties), conditions (financial or otherwise), assets or liabilities (including contingent liabilities) of CHDM, which would have an economic impact of more than $500,000; or (ii) a material adverse effect on the ability of CHDM to perform its obligations under this Agreement and each other agreement contemplated by this Agreement.

         "CHDM Representative" means Haywood D. Cochrane, Jr. or such other Person that may succeed him according to the procedures set out in Section 2(j)(ii) below.

         "CHDM Share" means a share of common stock, $.001 par value, of CHDM.

         "CHDM Shares Deemed Outstanding" means the number of CHDM Shares deemed outstanding immediately prior to the Effective Time, calculated on a fully diluted basis, including without limitation, CHDM Shares issuable upon conversion of outstanding preferred stock or the exercise of options to acquire CHDM Shares, warrants or any other rights to acquire securities of CHDM, but specifically excluding CHDM Shares in treasury and any CHDM Share or any option to acquire CHDM Share which is redeemed at or prior to the Effective Time.

         "CHDM Stockholder" means any Person who or which holds any CHDM Share.

         "Closing" has the meaning set forth in Section 2(c) below.

         "Closing Date" has the meaning set forth in Section 2(c) below.

         "Code" has the meaning set forth in the preface above.

         "Common Shares Consideration" has the meaning set from in Section 2(b) below.

         "Confidential Information" means any information concerning the businesses and affairs of a Party that is not already generally available to the public.

         "Controlled Group" means a controlled group within the meaning of Sections 414(b), (c), (m) and (o) of the Code.

         "Definitive Proxy Materials" means the Definitive Proxy Materials relating to the Special I-trax Meeting and Special CHDM Meeting.

         "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

         "Dissenting Share" means any CHDM Share that any stockholder who or which has exercised his, her or its appraisal rights under the Delaware General Corporation Law holds of record.

         "Effective Time" has the meaning set forth in Section 2(e)(i) below.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         "Environmental, Health, and Safety Requirements" shall mean all Federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" means a reputable financial institution reasonably acceptable to I-trax and CHDM Representative.

         "Escrow Agreement" has the meaning set forth in Section 2(h) below.

         "Escrow Shares" has the meaning set forth in Section 2(h) below.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" means StockTrans, Inc.

         "Financial Statements" has the meaning set forth in Section 4(h) below.

         "First Merger" has the meaning set forth in Section 2(a) below.

         "First Merger Certificate of Merger" has the meaning set forth in
Section 2(d) below.

         "First Merger Surviving Corporation" has the meaning set forth in
Section 2(a) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "I-trax" has the meaning set forth in the preface above.

         "I-trax Common Share" means a share of common stock, $.001 par value per share, of I-trax.

         "I-trax Disclosure Schedule" has the meaning set forth in Section 3 below.

         "I-trax Material Adverse Effect" means: (i) an adverse effect on the business, operations, results of operations, properties (including intangible properties), conditions (financial or otherwise), assets or liabilities (including contingent liabilities) of I-trax, which would have an economic impact of more than $250,000; or (ii) a material adverse effect on the ability of I-trax to perform its obligations under this Agreement and each other agreement contemplated by this Agreement.

         "I-trax Preferred Share" means a share of Series A Preferred Stock, $.001 par value per share, of I-trax issued pursuant to the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of I-trax attached hereto as Exhibit C.

         "I-trax Preferred Designations" means the designations, preferences and rights of I-trax Preferred Shares attached hereto as Exhibit C.

         "I-trax Stockholder" means any Person who or which holds an I-trax Common Share.

         "Intellectual Property" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software and related code (including data and related documentation), (vii) all other proprietary rights, and (viii) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means, as to CHDM, the actual knowledge, or the knowledge which would be obtained after reasonable investigation, of Haywood D. Cochrane, Jr., Chip Phillips or Shannon Wolcott and means, as to I-trax, the actual knowledge, or the knowledge which would be obtained after reasonable investigation, of Frank A. Martin, Anthony Tomaro or Yuri Rozenfeld.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Merger" has the meaning set forth in Section 2(a) below.

         "Merger Consideration" has the meaning set forth in Section 2(b) below.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in Section 4(h) below.

         "Most Recent Fiscal Month End" has the meaning set forth in Section 4(h) below.

         "Most Recent Fiscal Year End" has the meaning set forth in Section 4(h) below. "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

         "Ordinary Course of Business" means, with respect to a Person, the conduct of business consistent with past custom and practice (including with respect to quantity and frequency) of such Person.

         "Party" has the meaning set forth in the preface above.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Plan" has the meaning set forth in Section 3(3) of ERISA.

         "Preferred Shares Consideration" has the meaning set from in Section 2(b) below.

         "Process Agent" has the meaning set forth in Section 10(o) below.

         "Prohibited Transaction" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "Public Reports" has the meaning set forth in Section 3(d) below.

         "Requisite Stockholder Approval" means the affirmative vote or consent of the holders of a majority of the I-trax Common Shares and the CHDM Shares, in each case outstanding as of the applicable record date, in favor of this Agreement, the First Merger and such other matters as are contemplated herein.

         "SEC" means the Securities and Exchange Commission.

         "Second Merger" has the meaning set forth in Section 2(a) below.

         "Second Merger Certificate of Merger" has the meaning set forth in
Section 2(k)(i) below.

         "Second Merger Effective Time" has the meaning set forth in Section 2(k)(i) below.

         "Second Merger Surviving Company" has the meaning set forth in Section 2(a) below.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (i) landlords, carriers, warehousemen, mechanic's, materialmen's, and similar liens, (ii) liens for Taxes, assessments, governmental charges or claims not yet due and payable,
(iii) letters of credit or other instruments in favor of insurers in connection with insurance policies, (iv) surety and appeal bonds and letters of credit securing performance under client contracts, (v) any attachment or judgment lien, unless the judgment it secures shall not, within sixty (60) days after the entry thereof, have been discharged or the execution thereof stayed pending appeal, or shall not have been discharged within sixty (60) days after the expiration of any such stay, (vi) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions pertaining to real property (except encumbrances to secure payment of money), which (individually and in the aggregate) do not materially impair the use of such property or the value of such property in the business for which it is used; (vii) Any lien on property acquired after the date hereof; provided that each such lien shall at all times be confined solely to the item or items of property so acquired; and the principal amount of indebtedness secured by each such lien shall at no time exceed the cost of the property so acquired; and (viii) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Special I-trax Meeting" has the meaning set forth in Section 5(c)(i) below.

         "Special CHDM Meeting" has the meaning set forth in Section 5(c)(i) below.

         "Subsidiary" means any business entity with respect to which a specified Person (or a Subsidiary thereof) owns more than 50 percent of the fair market value of the equity interests or has the power to vote or direct the voting of sufficient voting interests to elect a majority of the directors or managers.

         "Tax" means any Federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax-Free Reorganization" has the meaning set forth in Section 7(e) below.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 8(c)(i) below.

         2. Basic Transaction.

         (a) Two-Step Merger. On and subject to the terms and conditions of this Agreement, Acquisition will merge with and into CHDM (the "First Merger") at the Effective Time. CHDM shall be the entity surviving the First Merger (the "First Merger Surviving Corporation"). As soon as practicable following the First Merger and on and subject to the terms and conditions of this Agreement, First Merger Surviving Corporation will merge with and into Acquisition LLC (the "Second Merger"). Acquisition LLC shall be the entity surviving the Second Merger (the "Second Merger Surviving Company"). The First Merger and the Second Merger are referred to, collectively, as the "Merger."

         (b) Merger Consideration. The aggregate consideration to be paid by I-trax in the Merger (the "Merger Consideration") equals: (i) 10,000,000 I-trax Common Shares (the "Common Shares Consideration"); (ii) 400,000 I-trax Preferred Shares (the "Preferred Shares Consideration"); and (iii) cash in the amount of $35,000,000 minus, and without double counting: (A) the expenditure CHDM incurs or commits to incur to redeem or purchase, as the case may be, any CHDM Share or any option to acquire CHDM Share during the period beginning on the date hereof and ending at the Effective Time; and (B) the amount, if any, by which the actual cash balance of CHDM as of the Effective Time, measured in accordance with GAAP, minus any unpaid Accrued CHDM Professional Expenditures, is less than $13,258,338 (the resulting amount, the "Cash Consideration"). For the avoidance of doubt, such cash balance shall be calculated net of all deposits and payments in transit at the Effective Time, and shall be deemed to include the aggregate amount of outstanding promissory notes in favor of CHDM given by employees upon exercise of options, which notes shall be set off against Merger Consideration due to such employees.

         (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, Pennsylvania, commencing at 10:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

         (d) Deliveries at the Closing. At the Closing, (i) CHDM will deliver to I-trax and Acquisition the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) I-trax and Acquisition will deliver to CHDM the various certificates, instruments, and documents referred to in Section 6(b) below, (iii) Acquisition and CHDM will file with the Secretary of State of the State of Delaware a Delaware Certificate of Merger in the form attached hereto as Exhibit A (the "First Merger Certificate of Merger"); (iv) I-trax will deliver the Merger Consideration in the manner provided in Section 2(e) and 2(f) below and (v) I-trax will comply with its covenant under Section 7(c) below concerning filing a registration statement on Form S-3 covering I-trax Common Shares issued pursuant to the Merger and the I-trax Common Shares issuable upon conversion of I-trax Preferred Shares issued pursuant to the Merger.

         (e) Effect of First Merger.

               (i) General. The First Merger shall become effective at the time (the "Effective Time") CHDM and Acquisition file the First Merger Certificate of Merger with the Secretary of State of the State of Delaware. The First Merger shall have the effects set forth in the Delaware General Corporation Law. I-trax may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Acquisition or CHDM in order to carry out and effectuate the transactions contemplated by this Agreement.

               (ii) Certificate of Incorporation. The Certificate of Incorporation of the First Merger Surviving Corporation shall be the Certificate of Incorporation of Acquisition in effect immediately before the Effective Time without any modification or amendment as a result of the First Merger.

               (iii) Bylaws. The Bylaws of the First Merger Surviving Corporation shall be the Bylaws of Acquisition in effect immediately before the Effective Time without any modification or amendment as a result of the First Merger.

               (iv) Directors and Officers. The directors and officers listed on Exhibit B attached hereto shall become the directors and officers of the First Merger Surviving Corporation at and as of the Effective Time.

               (v) Conversion of CHDM Shares. At and as of the Effective Time:
         (A) each outstanding CHDM Share (other than any Dissenting Share or CHDM Share held in treasury) shall be converted into the right to receive: (1) the number of I-trax Common Shares obtained by dividing the Common Shares Consideration by the number of CHDM Shares Deemed Outstanding, rounded, with respect to each CHDM Stockholder, to the nearest whole I-trax Common Share; (2) the number of I-trax Preferred Shares obtained by dividing the Preferred Shares Consideration by the number of CHDM Shares Deemed Outstanding, rounded, with respect to each CHDM Stockholder, to the nearest one-hundredth of one I-trax Preferred Share and (3) the amount of cash (without interest) determined by dividing the Cash Consideration by the number of CHDM Shares Deemed Outstanding rounded, with respect to each CHDM Stockholder, to the nearest cent, subject, however, to any withholding described in Section 2(e)(vii) below; (B) each Dissenting Share shall be converted into the right to receive payment from the First Merger Surviving Corporation with respect thereto in accordance with the provisions of Delaware General Corporation Law and Section 2(e)(vii) below; and (C) each CHDM Share held in treasury shall be canceled. No CHDM Share shall be deemed to be outstanding or to have any rights other than those set forth in this Section 2(e)(v) after the Effective Time.

               (vi) Conversion of CHDM Options. At and as of the Effective Time, each outstanding option to purchase a CHDM Share will be converted into an option to purchase the Merger Consideration divided by the CHDM Shares Deemed Outstanding for an exercise price per CHDM Share equal to the exercise price in effect immediately prior to the Effective Time. Each such option as converted will be subject to the same terms and conditions (including exercise rights, termination dates and restrictions) as were applicable to such CHDM option at the Effective Time; provided, however, that in the case of any CHDM option to which Code Section 421 applies by reason of its qualification under any of Code Sections 422-424, the exercise price and number of I-trax Common Shares subject to such option shall be determined in a manner that meets the requirements for "issuing or assuming a stock option in a transaction to which Code Section 424(a) applies," within the meaning of Code Section 424(a).

               (vii) Tax Withholdings. I-trax will deduct and withhold, or cause to be deducted or withheld, from the Merger Consideration deliverable to any holder of (A) a CHDM Share that received such CHDM Share upon the exercise of any CHDM option or (B) a CHDM option, an amount required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign Tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts will be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

               (viii) Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, CHDM Shares outstanding as of the Effective Time and held by CHDM Stockholders who do not vote in favor of the Merger and who demand in writing appraisal for such CHDM Shares in accordance with Section 262 of the Delaware General Corporation Law will not receive the Merger Consideration. Such CHDM Stockholders will be entitled to receive payment of the appraised value of the CHDM Shares held by them in accordance with Section 262 of the Delaware General Corporation Law, except that all Dissenting Shares held by CHDM Stockholders who fail to perfect or effectively withdraw or lose their rights to appraisal of such Dissenting Shares under Section 262 of the Delaware General Corporation Law will thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2(f) below, of the stock certificate representing such stockholder's CHDM Shares. The CHDM Representative shall give I-trax prompt notice of any demands received by CHDM for appraisal of CHDM Shares and I-trax will have the right to be informed of all negotiations and proceedings with respect to such demands. Neither CHDM nor the CHDM Representative may, except with the prior written consent of I-trax, make any payment with respect to, or settle or make a binding offer to settle, any such demands.

               (ix) Conversion of Capital Stock of Acquisition. At and as of the Effective Time, each share of common stock, $.001 par value per share, of Acquisition shall be converted into one share of common stock, without par value, of the First Merger Surviving Corporation.

         (f) Procedure for Payment.

               (i) At Closing, (A) CHDM will deliver to I-trax a certified list of all record holders of outstanding CHDM Shares, including each such holder's name, address and CHDM Share ownership, (B) each CHDM Stockholder of record will deliver to I-trax a completed Letter of Transmittal and Subscription Agreement in the form attached hereto as Exhibit D together with the applicable stock certificates which represented such holder's CHDM Shares, and (C) I-trax will deliver to each CHDM Stockholder, by wire if requested by such CHDM Stockholder, and otherwise by check or wire, for each CHDM Share owned of record by such CHDM Stockholder, the pro rata cash portion of the Merger Consideration as calculated pursuant to Section 2(e)(v) above (less any withholding described in Section 2(e)(vii) above), and will cause the Exchange Agent to deliver to each CHDM Stockholder the pro rata stock portion of the Merger Consideration.

               (ii) I-trax will not pay any dividend or make any distribution on I-trax Common Shares or I-trax Preferred Shares (with a record date at or after the Effective Time) to any record holder of outstanding CHDM Shares until the holder surrenders for exchange the certificates representing the holder's CHDM Shares. I-trax instead will pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of such the holder pending surrender and exchange. No holder of outstanding CHDM Shares will be entitled to any interest or earnings on the dividend or distribution pending receipt.

               (iii) I-trax may cause the Exchange Agent to return any I-trax Common Shares, I-trax Preferred Shares and dividends and distributions thereon remaining unclaimed one hundred eighty (180) days after the Effective Time, and thereafter each remaining record holder of outstanding CHDM Shares shall be entitled to look to I-trax (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to I-trax Common Shares, I-trax Preferred Shares and dividends and distributions thereon to which such holder is entitled upon surrender of the holder's certificates representing former CHDM Shares.

               (iv) I-trax shall pay all charges and expenses of the Exchange Agent.

         (g) Closing of Transfer Records. After the Effective Time, transfers of CHDM Shares shall not be made on the stock transfer books of the First Merger Surviving Corporation.

         (h) Closing Escrow. At Closing, the Parties will establish an escrow with the Escrow Agent for Four Million (4,000,000) I-trax Common Shares (the "Escrow Shares") that will be delivered at the Effective Time by I-trax to the Escrow Agent. The Escrow Shares are in addition to the I-trax Common Shares deliverable to the CHDM Stockholders at Closing under Section 2(b). The Escrow Agent shall hold and distribute the Escrow Shares in accordance with the terms of this Section 2(h), Section 2(i) and the escrow agreement (the "Escrow Agreement") substantially in the form of Exhibit E attached hereto to be entered into at the Closing by I-trax, the CHDM Representative and the Escrow Agent.

         (i) Earn Out. On the earlier of (X) two business days following the date on which I-trax files its annual report on Form 10-K or Form 10-KSB for the year ended December 31, 2004, or (Y) April 30, 2005, I-trax and the CHDM Representative shall cause the Deliverable Escrow Shares (as defined below) to be delivered to the CHDM Stockholders in accordance with the Escrow Agreement if CHDM (prior to the Effective Time) and First Merger Surviving Corporation or Acquisition LLC, as applicable (after the Effective Time), record calendar year 2004 earnings before interest, taxes, depreciation, and amortization ("2004 EBITDA") of not less than $8,100,000. I-trax and the CHDM Representative shall calculate 2004 EBITDA in accordance with the rules set forth in Exhibit F to this Agreement. "Deliverable Escrow Shares" means that number of the Escrow Shares equal to the product of (i) a fraction, the numerator of which is the lesser of 2004 EBITDA or Nine Million Dollars ($9,000,000) and the denominator of which is Nine Million Dollars ($9,000,000) multiplied by (ii) 4,000,000 shares, less (A) any Escrow Shares released to I-trax pursuant to Section 8 and
(B) any Escrow Shares which are subject to a pending claim that has been made against the Escrow Shares in accordance with Section 8 on or before August 31, 2004; provided, however, that any Escrow Shares subtracted from the Deliverable Escrow Shares pursuant to clause (B) shall be deliverable to CHDM Stockholders at a later date if such claim is ultimately resolved against I-trax. Any Escrow Shares not delivered to CHDM Stockholders in accordance with this Section 2(i), will be returned to I-trax and canceled.

         (j) CHDM Representative as Limited Agent.

               (i) At the Effective Time, CHDM Stockholders will be deemed to have (A) directed I-trax to deliver to the Escrow Agent the Escrow Shares in accordance with Section 2(h) above, (B) irrevocably appointed Haywood D. Cochrane, Jr. as the CHDM Stockholders' exclusive agent to act on the CHDM Stockholders' behalf with respect to any and all claims under (U) Section 2(i) above, (V) the Escrow Shares and Escrow Agreement, (W) Section 8 below, (X) the obligation of I-trax to keep the Form S-3 effective for two years, (Y) the continuing obligation of I-trax to report the Merger on all Tax returns and filings as a Tax-Free Reorganization, and/or (Z) the representations and warranties of I-trax and Acquisition set forth in Section 3 below, and (C) authorized the CHDM Representative to exercise any rights on behalf of the CHDM Stockholders under the Escrow Agreement. In such representative capacity, the CHDM Representative will take, and the CHDM Stockholders agree that the CHDM Representative will take, any and all actions which he believes are necessary or appropriate under this Agreement for and on behalf of the CHDM Stockholders, as fully as if the CHDM Stockholders were acting on their own behalf, including without limitation, defending all Third Party Claims, consenting to, compromising or settling all Third Party Claims, conducting negotiations with I-trax and its representatives regarding such Third Party Claims, interacting with I-trax and the Escrow Agent under the Escrow Agreement with respect to all matters arising under the Escrow Agreement, taking any and all other actions specified in or contemplated by this Agreement and engaging counsel, accountants or other representatives in connection with the foregoing matters.

               (ii) The CHDM Representative may resign at any time by providing written notice to I-trax and the CHDM Stockholders, and may appoint a successor CHDM Representative by providing notice of such appointment to I-trax and the CHDM Stockholders before the effective time of his resignation. In the event of the death or incapacity of the CHDM Representative, or the resignation of the CHDM Representative without his appointing a successor, a successor representative will be appointed by an affirmative vote or written consent of the holders of the majority of the CHDM Shares outstanding as of the Closing Date at a meeting of such holders called for such purpose or in an action by written consent without a meeting. The CHDM Representative may also be removed and replaced by the vote or written consent of the holders of a majority of the CHDM Shares outstanding as of the Closing Date. A meeting for removal or replacement of the CHDM Representative may be called by any three members of the CHDM Board of Directors as it existed immediately prior to the First Merger.

               (iii) In connection with his duties hereunder, the CHDM Representative, in his capacity as such, shall be protected in acting or refraining from acting upon any written notice, request, consent, certificate, order, affidavit, letter, telegram or other document furnished to him hereunder and believed by him to be genuine and to have been signed or sent by the proper party or parties, and the CHDM Representative shall not be liable for anything he may do or refrain from doing in connection with his duties hereunder, except as a result of his own gross negligence, willful misconduct or bad faith. The CHDM Representative may consult counsel and shall be protected in respect of any action, claim or proceeding brought against the CHDM Representative by a CHDM Stockholder if the CHDM Representative took or omitted taking action in good faith on the advice of such counsel.

               (iv) CHDM Stockholders, by adopting this Agreement, shall be deemed to have agreed jointly and severally to indemnify the CHDM Representative from and against the entirety of any Adverse Consequences the CHDM Representative may suffer resulting from, arising out of, relating to, in the nature of, or caused by his serving as the CHDM Representative under this Agreement. Without limiting the generality of the foregoing, should the CHDM Representative incur any legal, accounting, arbitrator or other professional fees on behalf of the CHDM Stockholders in connection with determination of the earn-out or asserting or defending claims arising out of the representations and warranties or other provisions of the Merger Agreement, each Person who holds CHDM Shares immediately prior to the First Merger shall pay its pro rata share of such expenses, and shall, if so requested by the CHDM Representative, advance such funds as the CHDM may reasonably request for that purpose; provided, that in no case, shall a former CHDM Stockholder be required to pay under this provision an amount in excess of the aggregate Merger Consideration received by such CHDM Stockholder. Should any CHDM Stockholder fail to meet its obligation under this Section 2(j)(iv), the CHDM Representative shall be entitled to advance funds and/or borrow funds from other CHDM Stockholders, and to repay the amount so advanced, with interest at 10% per year, at the time of distribution of the Escrow Shares, from the Escrow Shares that would otherwise be distributed to the defaulting CHDM Stockholder.

         (k) Effect of Second Merger.

               (i) General. The Second Merger shall become effective (the "Second Merger Effective Time") at the time the First Merger Surviving Corporation and Acquisition LLC file the Second Merger Certificate of Merger in the form attached hereto as Exhibit G (the "Second Merger Certificate of Merger") with the Secretary of State of the State of Delaware. The Second Merger shall have the effects set forth in the Delaware General Corporation Law. I-trax may, at any time after the Second Merger Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Acquisition or Acquisition LLC in order to carry out and effectuate the transactions contemplated by this Agreement.

               (ii) Operating Agreement. The Operating Agreement of Acquisition LLC in effect at and as of the Second Merger Effective Time will be the Operating Agreement of the Second Merger Surviving Company without any modification or amendment as a result of the Second Merger.

               (iii) Certificate of Formation. The Certificate of Formation of Acquisition LLC in effect at and as of the Second Merger Effective Time will be the Certificate of Formation of the Second Merger Surviving Company without any modification or amendment as a result of the Second Merger.

               (iv) Officers. The officers listed on Exhibit B attached hereto shall become the officers of the Second Merger Surviving Company at and as of the Second Merger Effective Time.

               (v) Cancellation of First Merger Surviving Corporation Stock. At the Second Merger Effective Time, all outstanding shares of stock of the First Merger Surviving Corporation shall be canceled.

               (vi) Second Merger Surviving Company Interests. At the Second Merger Effective Time, each limited liability company interest in Acquisition LLC shall be converted into a like interest of the Second Merger Surviving Company.

         3. Representations and Warranties of I-trax and Acquisition. I-trax and Acquisition, jointly and severally, represent and warrant to CHDM that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement (the "I-trax Disclosure Schedule"). The I-trax Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3.

         (a) Organization.

               (i) Each of I-trax and its Subsidiaries is a corporation or limited liability company validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of I-trax and its

         Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except for failures to be so duly authorized or good standing that would not, individually or in the aggregate, have a I-trax Material Adverse Effect. Each of I-trax and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. I-trax has delivered to CHDM complete and correct copies of its and its Subsidiaries' charter, bylaws and other organizational documents and all amendments thereto to the date hereof. The minute books (containing, as the case may be, the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificates and the stock record of I-trax are correct and complete. I-trax is not in default under or in violation of any provision of its organizational documents, charter or bylaws.

               (ii) Acquisition is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Acquisition has delivered to CHDM complete and correct copies of its charter, bylaws and other organizational documents and all amendments thereto to the date hereof. The minute books (containing, as the case may be, the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificates and the stock record of Acquisition are correct and complete. Acquisition is not in default under or in violation of any provision of its organizational documents, charter or bylaws.

         (b) Authorization of Transaction. Each of I-trax and Acquisition has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that I-trax cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of I-trax and Acquisition, enforceable in accordance with its terms. Other than filings required by the Delaware General Corporation Law, Regulation D under the Securities Act, blue sky state filings and filings required by means the Hart-Scott-Rodino Act, none of I-trax and Acquisition need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         (c) Capitalization.

               (i) The entire authorized capital stock of I-trax consists of 102,000,000 shares, of which 100,000,000 shares are designated as common stock, par value $0.001 per share, of which 13,766,817 shares are issued and outstanding on the date hereof, and of which 2,000,000 shares are designated as preferred stock, par value $0.001 per share, none of which is issued or outstanding. All of the outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to any preemptive rights. All I-trax Common Shares and I-trax Preferred Shares to be issued in the First Merger in accordance with this Agreement, and I-trax Common Shares issuable upon conversion of I-trax Preferred Shares will be, when so issued in accordance with this Agreement or the I-trax Preferred Designations, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. A sufficient number of I-trax Common Shares is reserved to permit the conversion of all I-trax Preferred Shares to be issued in the First Merger in accordance with this Agreement and the I-trax Preferred Designations. Except as set forth in Section 3(c) of the I-trax Disclosure Schedule, there are no outstanding options, warrants or rights to purchase or acquire from I-trax any capital stock of I-trax, there are no existing registration covenants with I-trax with respect to outstanding I-trax Common Shares, and there are no convertible securities or other contracts, commitments, agreements, understandings, arrangements or restrictions by which I-trax is bound to issue any additional shares of its capital stock or other securities.

               (ii) The entire authorized capital stock of Acquisition consists of 1,000 shares of common stock, par value $.001 per share, of which 100 shares are issued and outstanding and owned by I-trax. All of the outstanding shares of common stock, par value $0.001 per share, of Acquisition are duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.

         (d) Filings with the SEC. I-trax has made all filings with the SEC that it has been required to make since January 1, 2000 under the Securities Act and the Exchange Act (collectively the "Public Reports") in accordance within the time requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder. Each of the Public Reports has complied with the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Public Reports in all material respects. None of the Public Reports, as of its applicable date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. I-trax has advised CHDM that a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date) is available at http://www.sec.com, a website maintained by the SEC where CHDM Stockholders may view such Public Reports. I-trax is currently eligible to register on Form S-3 the resale of I-trax Common Shares issuable in the Merger and I-trax Common Shares issuable upon conversion of the I-trax Preferred Shares issuable in the Merger.

         (e) Financial Statements. The consolidated financial statements of I-trax and its Subsidiaries (including, if applicable, the notes thereto) included in the Public Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by Form 10-QSB of the SEC), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, present fairly the results of operations of I-trax and its Subsidiaries for such periods (subject to normal year-end adjustments, which will not be material individually or in the aggregate) and the financial condition of I-trax and its Subsidiaries at the end of such periods, are correct and complete and are consistent with the books and records of I-trax and its Subsidiaries (which books and records are correct and complete).

         (f) Events Subsequent to November 14, 2003. Except as disclosed in the Public Reports and in Section 3(f) of the I-trax Disclosure Schedule, since November 14, 2003 there has not been any: (i) change, event, condition (financial or otherwise) or state of circumstances or facts in the business, financial condition or results of operations of I-trax and its Subsidiaries taken as a whole, which has had or could reasonably be expected to have an I-trax Material Adverse Effect; (ii) amendment to the Certificate of Incorporation of I-trax; (iii) payment of dividends or changes in the capital structure of I-trax; or (iv) other transactions material to I-trax and its Subsidiaries taken as a whole. Except as disclosed in Section 3(f) of the I-trax Disclosure Schedule, since November 14, 2003, I-trax has conducted its, and has caused its Subsidiaries to conduct their, business and affairs only in the Ordinary Course of Business. Since November 14, 2003 and except as disclosed in Public Reports filed after November 14, 2003 or in Section 3(f) of the I-trax Disclosure Schedule:

               (i) None of I-trax and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible outside the Ordinary Course of Business;

               (ii) None of I-trax and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000;

               (iii) No party (including I-trax or its Subsidiaries) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which I-trax is a party or by which it is bound;

               (iv) None of I-trax and its Subsidiaries has granted any Security Interest on any of its assets, tangible or intangible;

               (v) None of I-trax and its Subsidiaries has made any capital expenditure (or series of related capital expenditures) involving more than $50,000;

               (vi) None of I-trax and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $50,000;

               (vii) None of I-trax and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $50,000 in the aggregate;

               (viii) None of I-trax and its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

               (ix) None of I-trax and its Subsidiaries has canceled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $50,000;

               (x) None of I-trax and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

               (xi) There has been no change made or authorized in the charter, bylaws or other organizational documents of I-trax or any Subsidiary;

               (xii) None of I-trax and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, other than options to employees granted in the Ordinary Course of Business all of which are disclosed in Section 3(c) of the I-trax Disclosure Schedule;

               (xiii) None of I-trax and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xiv) None of I-trax and its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property except where such damage, destruction or loss did not cause an I-trax Material Adverse Effect;

               (xv) None of I-trax and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, managers, officers, and employees;

               (xvi) None of I-trax and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

               (xvii) None of I-trax and its Subsidiaries has granted any increase in the base compensation or made any other change in employment terms of any of its directors, managers, officers, and employees;

               (xviii) None of I-trax and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Welfare Benefit Plan or Employee Pension Benefit Plan);

               (xix) None of I-trax and its Subsidiaries has made or pledged to make any charitable or other capital contribution;

               (xx) There has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving I-trax or its Subsidiaries which would have an economic impact of more than $50,000;

               (xxi) None of I-trax and its Subsidiaries has agreed to do any of the foregoing; and

         There has not been an I-trax Material Adverse Effect.

         (g) Noncontravention. Except as disclosed on Schedule 3(g) of the I-trax Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of I-trax or any of its Subsidiaries is subject or any provision of their respective certificates of incorporation or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of I-trax or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest on any of its assets), excluding from the foregoing clauses (i) and
(ii) violations or conflicts that, individually or in the aggregate, would not have an I-trax Material Adverse Effect. Other than in connection with the provisions of the Delaware General Corporation Law, the Securities Act, the state securities laws, and the Hart-Scott-Rodino Act none of I-trax and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (h) Brokers' Fees. Except as disclosed on Schedule 3(h) of the I-trax Disclosure Schedule, none of I-trax, its Subsidiaries or I-trax Stockholders, has or will have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (i) Tax Matters.

               (i) Each of I-trax and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of I-trax and its Subsidiaries (whether or not shown on any Tax Return) have been paid. No claim has ever been made by an Authority in a jurisdiction where one of I-trax and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of I-trax and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) Each of I-trax and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (iii) No director or officer (or employee responsible for Tax matters) of I-trax or its Subsidiaries has been informed formally or informally or has any reason to believe any Authority may assess additional Taxes for any period for which Tax Returns have been filed or is aware of any state of facts which could give rise to any claim, audit, action, suit, proceeding, or investigation which respect to any Tax for which I-trax could be liable. Schedule 5(i)(iii) of the I-trax Disclosure Schedule lists all Federal, state, local, and foreign income Tax Returns filed with respect to I-trax and its Subsidiaries for taxable periods ended on or after December 31, 2000, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. I-trax has delivered to CHDM correct and complete copies of all Federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by I-trax or any of its Subsidiaries for calendar year 2000 through the Closing Date.

               (iv) None of I-trax and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (v) None of I-trax and its Subsidiaries has made any payments, is not obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of I-trax and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). None of I-trax and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of I-trax and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated Federal income Tax Return (other than a group the common parent of which was I-trax) or (B) has any Liability for the Taxes of any Person (other than I-trax) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               (vi) The unpaid Taxes of I-trax and its Subsidiaries (A) did not, as of the fiscal quarter ended September 30, 2003, exceed the reserve for Tax Liability of I-trax and its Subsidiaries (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of I-trax and its Subsidiaries consolidated balance sheet at September 30, 2003 (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of I-trax and its Subsidiaries in filing their Tax Returns.

         (j) Subsidiaries. Section 3(j) of the I-trax Disclosure Schedule sets forth for each Subsidiary of I-trax (i) its name and jurisdiction of incorporation or formation, (ii) the type of entity, (iii) the number of shares or of authorized capital stock of each class of its capital stock or other equity interests, (iv) the number of issued and outstanding shares of each class of its capital stock or other equity interests, and (v) the number of shares of its capital stock or other equity interests held in treasury. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of I-trax have been duly authorized and are validly issued, fully paid, and nonassessable. I-trax holds of record and owns beneficially all of the outstanding shares or other equity interests of each Subsidiary of I-trax, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

         (k) Litigation. Section 3(k) of the I-trax Disclosure Schedule sets forth each instance in which any of I-trax, any of its Subsidiaries or any of their directors or officers in their capacity as such: (i) (A) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (B) is a party or, to the Knowledge of I-trax, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any Federal, state, local, or foreign jurisdiction or before any arbitrator; and (ii) identifies if such instance, including associated litigation costs, is covered by insurance. To the Knowledge of I-trax, and unless otherwise disclosed on Section 3(k) of the I-trax Disclosure Schedule, none of the actions, suits, proceedings, hearings and investigations set forth in Section 3(k) of the I-trax Disclosure Schedule could result in a I-trax Material Adverse Effect. None of I-trax, any of its Subsidiaries or directors or officers (or employees with responsibility for litigation matters) of I-trax or any of its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against I-trax.

         (l) Legal Compliance. Each of I-trax, its Subsidiaries and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of Federal, state, local, and foreign governments (and all agencies thereof) except where failure to comply with such laws would not, individually or in the aggregate, have an I-trax Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (m) Title to Assets. Each of I-trax and its Subsidiaries has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it and located on its premises or, except for properties and assets disposed of in the Ordinary Course of Business since September 30, 2003, shown on the of I-trax and its Subsidiaries' consolidated balance sheet at September 30, 2003, free and clear of all Security Interests (other than Security Interests disclosed on Section 3(r) of the I-trax Disclosure Schedule), except where failure to have such marketable title or valid leasehold interest, individually or in the aggregate, would not have an I-trax Material Adverse Effect.

         (n) Undisclosed Liabilities. None of I-trax and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of I-trax and its Subsidiaries' consolidated balance sheet at September 30,

2003 (rather than in any notes thereto), (ii) Liabilities which have arisen after September 30, 2003 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), and (iii) Liabilities which, individually or in the aggregate, do not constitute an I-trax Material Adverse Effect.

         (o) Real Property.

               (i) None of I-trax and its Subsidiaries owns any real property.

               (ii) Section 3(o)(ii) of the I-trax Disclosure Schedule lists and describes briefly all real property leased or subleased to I-trax or its Subsidiaries. I-trax has delivered to I-trax correct and complete copies of the leases and subleases listed in Section 3(o)(ii) of the I-trax Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 3(o)(ii) of the I-trax Disclosure
         Schedule: (A) the lease or sublease is in full force and effect; (B) the lease or sublease will continue to be in full force and effect on identical terms immediately following the consummation of the transactions contemplated by this Agreement; (C) to the Knowledge of I-trax, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder; (D) the Knowledge of I-trax, no party to the lease or sublease has repudiated any provision thereof; (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease; (F) with respect to each sublease, to the Knowledge of I-trax, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease; (G) none of I-trax and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold created thereunder; and (H) to the Knowledge of I-trax, all facilities leased or subleased thereunder have received all approvals of Authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations.

         (p) Intellectual Property. Section 3(p) of the Disclosure Schedule lists all registrations and applications for patents, trademarks and copyrights by I-trax and all Universal Resource Locators material to the conduct of the business of I-trax and its Subsidiaries as now conducted. Section 3(p) of the Disclosure Schedule also identifies each trade name or unregistered trademark or service mark used by I-trax and its Subsidiaries in connection with any of their businesses. To the Knowledge of I-trax, each of I-trax and its Subsidiaries has all right, title and interest in, or a valid and binding license to use, the Intellectual Property necessary or required to conduct the business of I-trax and its Subsidiaries as now conducted. None of I-trax and its Subsidiaries is in default (nor would it be in default but for the giving of notice or lapse of time or both) under any license, sublicense, agreement, or permission to use such Intellectual Property and, to the Knowledge of I-trax, there is no threatened dispute or disagreement with respect to any such license, sublicense, agreement, or permission except for such defaults, disputes and disagreements which, individually or in the aggregate, would not have an I-trax Material Adverse Effect. To the Knowledge of I-trax, such Intellectual Property is not being infringed or misappropriated by any third party and no such claims have been brought against any third party. To the Knowledge of I-trax, each item of Intellectual Property owned or used by I-trax and its Subsidiaries immediately prior to the Closing will be owned or available for use by First Merger Surviving Corporation and its Subsidiaries on identical terms and conditions immediately subsequent to the Closing. To the Knowledge of I-trax, none of I-trax and its Subsidiaries is infringing any Intellectual Property of any third party and no litigation is pending and no notice or other claim in writing has been received by I-trax or its Subsidiaries alleging any such infringement. Except as set forth in Section 3(p) of the Disclosure Schedule, to the Knowledge of I-trax, there are no claims against I-trax or any of its Subsidiaries asserting the invalidity, misuse or unenforceability of any Intellectual Property. To the Knowledge of I-trax, none of the present or former executive officers or employees of I-trax or any of its Subsidiaries has any claims whatsoever (whether direct, indirect or contingent) of right, title or interest in or to any of the Intellectual Property of I-trax or any of its Subsidiaries. To the Knowledge of I-trax, none of the present or former executive officers or employees of I-trax or any of its Subsidiaries are precluded by an agreement from engaging in the business of I-trax as now conducted.

         (q) Tangible Assets. I-trax owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as currently conducted and as currently proposed to be conducted except where failure to own or lease such assets, individually or in the aggregate, would not have an I-trax Material Adverse Effect. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it is used and is proposed to be used except where such defects would not, individually or in the aggregate, have an I-trax Material Adverse Effect.

         (r) Contracts. Except as executed in connection with the transactions contemplated herein, Section 3(r) of the I-trax Disclosure Schedule lists the following contracts and other agreements to which I-trax or any of its Subsidiaries is a party:

               (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

               (ii) any agreement (or group of related agreements) for the purchase of raw materials, commodities, supplies, products, or other personal property, or for the receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to I-trax or any of Subsidiaries or involve consideration in excess of $50,000;

               (iii) any agreement (or group of related agreements) for the sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing of services, the performance of which will extend over a period of more than one year, result in a material loss to I-trax or any of Subsidiaries or involve consideration in excess of $50,000;

               (iv) any agreement concerning a partnership or joint venture;

               (v) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has granted a Security Interest on any of its assets, tangible or intangible;

               (vi) any agreement concerning confidentiality or noncompetition;

               (vii) any agreement with any of the I-trax Stockholders or any of their Affiliates (other than I-trax);

               (viii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

               (ix) any collective bargaining agreement;

               (x) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $100,000 or providing severance benefits;

               (xi) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

I-trax has delivered to I-trax a correct and complete copy of each agreement listed in Section 3(r) of the I-trax Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(r) of the I-trax Disclosure Schedule. With respect to each such agreement: (A) the agreement is in full force and effect;

(B) the agreement will continue to be in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (C) I-trax, its Subsidiaries and, to the Knowledge of I-trax, the other parties thereto, are not in breach or default, and, to the Knowledge of I-trax, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Knowledge of I-trax, no party has repudiated any provision of the agreement.

         (s) Notes and Accounts Receivable. Section 3(s) of the I-trax Disclosure Schedule sets a list of all notes and accounts receivable of I-trax and its Subsidiaries. All such notes and accounts receivable of I-trax and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of I-trax and its Subsidiaries consolidated balance sheet at September 30, 2003 (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of I-trax and its Subsidiaries, except where the validity and collection of such accounts receivables and any failure to properly record such notes and accounts receivables would not, individually or in the aggregate, have an I-trax Material Adverse Effect.

         (t) Insurance.

               (i) Section 4(t) of the I-trax Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which I-trax or any of its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage: (A) the name of the insurer, the name of the policyholder, and the name of each covered insured; (B) the policy number and the period of coverage; (C) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (D) a description of any retroactive premium adjustments or other loss-sharing arrangements.

               (ii) With respect to each such insurance policy: (A) the policy is in full force and effect; (B) the policy will continue to be in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (C) neither I-trax, any of its Subsidiaries nor, to the Knowledge of I-trax, any other party to any such policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of I-trax and its Subsidiaries has been covered during the period of its existence by insurance in scope and amount customary and reasonable for the businesses in which it has engaged. Section 3(t) of the I-trax Disclosure Schedule describes any self-insurance arrangements affecting any of I-trax and its Subsidiaries.

         (u) Employees. Section 3(u) of the I-trax Disclosure Schedule lists each executive officer of I-trax, such executive's annual base salary as of such date and such executive's expected base salary for the next calendar year. To the Knowledge of I-trax, no executive, key employee, or group of employees of I-trax or its Subsidiaries has any plans to terminate employment with I-trax or any of its Subsidiaries. None of I-trax and its Subsidiaries is a party to or bound by any collective bargaining agreement, and has not experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of I-trax and its Subsidiaries has committed any unfair labor practice. I-trax has no Knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of any of I-trax and its Subsidiaries.

         (v) Employee Benefits. None of I-trax and its Subsidiaries is a member of a Controlled Group. Except as disclosed in Section 3(v) of the I-trax Disclosure Schedule, none of I-trax and its Subsidiaries maintains any Plan or any other severance, bonus, stock option, stock appreciation, stock purchase, restricted stock, retirement, insurance, profit sharing, deferred compensation, change of control, incentive or fringe benefit plan, agreement or arrangement, whether written or unwritten, providing benefits for employees or former employees of I-trax or any of its Subsidiaries (including such arrangements contained within the provisions of an individual employment or consulting agreement). None of I-trax and its Subsidiaries maintains or has ever maintained an Employee Pension Benefit Plan which is a "defined benefit" or other plan subject to the funding requirements of Section 302 of ERISA or Code Section 312, or which is subject to Title IV of ERISA. None of I-trax and its Subsidiaries is now nor has it ever been obligated to contribute to a Multiemployer Plan. None of the plans, agreements or arrangements listed in Section 3(v) of the I-trax Disclosure Schedule is an Employee Welfare Benefit Plan which provides for benefits or coverage for any former or retired employees or their dependents, except to the extent required by Code Section 3980B or Section 601 et. seq. of ERISA. Each plan, agreement or arrangement listed on Section 3(v) of the I-trax Disclosure Schedule has at all times been maintained and administered in all material respects in accordance with its terms and the applicable requirements of the Code and ERISA, including the reporting, disclosure and fiduciary responsibility requirements thereof. I-trax has delivered or after the Closing will deliver to I-trax true and complete copies of all plan documents and summary plan descriptions of the plans, agreements or arrangements listed on
Section 3(v) of the I-trax Disclosure Schedule. I-trax has also delivered to I-trax true and complete copies of the IRS Form 5500 filed in the most recent year with respect to any such plan, agreement or arrangement, including all schedules thereto.

         (w) Guaranties. None of I-trax and its Subsidiaries is a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

         (x) Environmental, Health, and Safety Matters. To the Knowledge of I-trax, each of I-trax, its Subsidiaries and their respective predecessors and Affiliates has complied and is in compliance with all Environmental, Health, and Safety Requirements. Without limiting the generality of the foregoing, each of I-trax, its Subsidiaries and their respective predecessors and Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business, except where such compliance, individually or in the aggregate, would not have an I-Trax Material Adverse Effect. None of I-trax, its Subsidiaries and their predecessors and Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

         (y) Certain Business Relationships with I-trax. Except as disclosed in the most recent Proxy Statement filed with the SEC by I-trax prior to the date of this Agreement, or in Section 3(y) of the I-trax Disclosure Schedules, none of I-trax Stockholders or any of their Affiliates has been involved in any contract, lease or business arrangement or relationship with I-trax within the past 12 months, and none of I-trax Stockholders or any of their Affiliates owns any asset, tangible or intangible, which is used in the business of I-trax or any of its Subsidiaries.

         (z) Status of Officers and Directors. No officer or director of I-trax has been involved in legal proceedings that would currently require disclosure in any registration statement under the Securities Act covering I-trax's securities under Section 401(f) of Regulation S-K promulgated by the SEC if such registration statement were to be filed on the date hereof.

         (aa) Investment. I-trax is not acquiring the CHDM Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

         (bb) Disclosure. The representations and warranties contained in this
Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

         (cc) Definitive Proxy Materials. None of the information supplied or to be supplied by I-trax for inclusion or incorporation by reference in (i) the Definitive Proxy Materials, or (ii) any other documents to be filed with the SEC in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Definitive Proxy Materials, when it is delivered to I-trax Stockholders cause the Definitive Proxy Materials or such other documents to contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. All documents that I-trax is responsible for filing with the SEC and any other regulatory agency in connection with the transactions contemplated by this Agreement will comply as to form in all material respects with the provisions of applicable law and any applicable rules or regulations thereunder. I-trax, however, makes no representation with respect to statements made in the documentation referenced in this Section 3(cc) based on information supplied by CHDM. The offer and sale by I-trax of the I-trax Common Shares and I-trax Preferred Shares pursuant to this Agreement will be exempt from registration under the Securities Act and the applicable state securities laws, or if not exempt under applicable state securities laws, I-trax will take such steps as are required to register such shares in compliance with the applicable state securities laws.

         4. Representations and Warranties of CHDM. CHDM represents and warrants to I-trax and Acquisition that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4) except as set forth in the CHDM Disclosure Schedule (the "CHDM Disclosure Schedule"). The CHDM Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

         (a) Organization. Each of CHDM and its Subsidiaries is a corporation, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of CHDM and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except for failures to be so duly authorized or good standing that would not, individually or in the aggregate, have a CHDM Material Adverse Effect. Each of CHDM and its Subsidiaries has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it proposes to engage and to own and use the properties owned and used by it.
Section 4(a) of the CHDM Disclosure Schedule lists all directors and officers of CHDM and each of its Subsidiaries. CHDM has delivered to I-trax correct and complete copies, as applicable, of its and each of its Subsidiary's charters, bylaws and other organizational documents and all amendments thereto to the date hereof. The minute books (containing, as the case may be, the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificates, and the stock records of CHDM are correct and complete. CHDM is not in default under or in violation of any provision of its organizational documents, charter or bylaws.

         (b) Capitalization. The authorized capital of CHDM consists of 403,500 shares, of which 250,000 shares are designated as common stock, par value $0.001 per share, of which 233,247 shares are issued and outstanding and none of which are held in treasury, and of which 93,500 shares are designated as Series A Preferred Stock, without par value per share, and 60,000 shares are designated as Series B Preferred Stock, without par value per share, none of which is issued or outstanding. All of the issued and outstanding CHDM Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective CHDM Stockholders as set forth in Section 4(b) of the CHDM Disclosure Schedule. Except as set forth in Section 4(b) of the CHDM Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, agreements of sale or other contracts or commitments that could require CHDM to issue, sell, or otherwise cause to become outstanding any of its capital stock. Except as set forth in Section 4(b) of the CHDM Disclosure Schedule, there are no outstanding or authorized equity appreciation, phantom stock, profit participation, or similar rights with respect to CHDM. Except as set forth in
Section 4(b) of the CHDM Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of CHDM.

         (c) Authorization of Transaction. CHDM has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that CHDM cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of CHDM enforceable in accordance with its terms.

         (d) Noncontravention. Except as disclosed on Schedule 4(d) of the CHDM Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which CHDM or any of its Subsidiaries is subject or any provision of the charter or bylaws of CHDM or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which CHDM or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest on any of its assets), excluding from the foregoing clauses (i) and (ii) violations or conflicts that, individually or in the aggregate, would not have a CHDM Material Adverse Effect. Other than in connection with the provisions of the Delaware General Corporation Law, the Securities Act, the state securities laws and the Hart-Scott-Rodino Act, none of CHDM and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (e) Brokers' Fees. Except as disclosed on Schedule 4(e) of the CHDM Disclosure Schedule, none of CHDM, its Subsidiaries and CHDM Stockholders has or will have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (f) Title to Assets. Each of CHDM and its Subsidiaries has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it and located on its premises or, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet, shown on the Most Recent Balance Sheet, free and clear of all Security Interests (other than Security Interests disclosed on Section 4(f) of the CHDM Disclosure Schedule), except where failure to have such marketable title or valid leasehold interest, individually or in the aggregate, would not have a CHDM Material Adverse Effect.

         (g) Subsidiaries. Section 4(g) of the CHDM Disclosure Schedule sets forth for each Subsidiary of CHDM (i) its name and jurisdiction of incorporation or formation, (ii) the type of entity, (iii) the number of shares of authorized capital stock of each class of its capital stock or other equity interests, (iv) the number of issued and outstanding shares of each class of its capital stock or other equity interests, the names of the holders thereof, and the number of shares or other equity interests held by each such holder, and (v) the number of shares of its capital stock or other equity interests held in treasury. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of CHDM have been duly authorized and are validly issued, fully paid, and nonassessable. Except as disclosed on Section 4(g) of the CHDM Disclosure Schedule, CHDM holds of record and owns beneficially all of the outstanding shares or other equity interests of each Subsidiary of CHDM, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

         (h) Financial Statements. Attached to Section 4(h) of the CHDM Disclosure Schedule are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheet and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002 (the "Most Recent Fiscal Year End") for CHDM and its Subsidiaries; (ii) unaudited balance sheet and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the ten months ended October 31, 2003 (the "Most Recent Fiscal Month End") for CHDM and its Subsidiaries; and (iii) unaudited consolidating balance sheet and statements of income, changes in stockholders' equity, and cash flow as of and for the Most Recent Fiscal Year End for CHDM and its Subsidiaries. The Financial Statements (including, if applicable, the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of CHDM and its Subsidiaries as of such dates and the results of operations of CHDM and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of CHDM and its Subsidiaries (which books and records are correct and complete); provided, however, that the Most Recent Financial

Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         (i) Events Subsequent to Most Recent Fiscal Month End. Since the Most Recent Fiscal Month End and except as disclosed in Section 4(i) of the CHDM Disclosure Schedule:

               (i) None of CHDM and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible outside the Ordinary Course of Business;

               (ii) None of CHDM and its Subsidiaries has entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $350,000;

               (iii) No party (including CHDM or its Subsidiaries) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $100,000 to which CHDM is a party or by which it is bound;

               (iv) None of CHDM and its Subsidiaries has granted any Security Interest on any of its assets, tangible or intangible;

               (v) None of CHDM and its Subsidiaries has made any capital expenditure (or series of related capital expenditures) involving more than $350,000;

               (vi) None of CHDM and its Subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $350,000;

               (vii) None of CHDM and its Subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 singly or $350,000 in the aggregate;

               (viii) None of CHDM and its Subsidiaries has delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

               (ix) None of CHDM and its Subsidiaries has canceled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $350,000;

               (x) None of CHDM and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

               (xi) There has been no change made or authorized in the charter, bylaws or other organizational documents of CHDM or any Subsidiary;

               (xii) None of CHDM and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, other than options to employees granted in the Ordinary Course of Business all of which are disclosed in Section 4(b) of the CHDM Disclosure Schedule;

               (xiii) None of CHDM and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               (xiv) None of CHDM and its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property except where such damage, destruction or loss did not cause a CHDM Material Adverse Effect;

               (xv) None of CHDM and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, managers, officers, and employees;

               (xvi) None of CHDM and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

               (xvii) None of CHDM and its Subsidiaries has granted any increase in the base compensation or made any other change in employment terms of any of its directors, managers, officers, and employees;

               (xviii) None of CHDM and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Welfare Benefit Plan or Employee Pension Benefit Plan);

               (xix) None of CHDM and its Subsidiaries has made or pledged to make any charitable or other capital contribution;

               (xx) There has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving CHDM or its Subsidiaries which would have an economic impact of more than $350,000;

               (xxi) None of CHDM and its Subsidiaries has agreed to do any of the foregoing; and

               (xxii) There has not been a CHDM Material Adverse Effect.

         (j) Undisclosed Liabilities. None of CHDM and its Subsidiaries has any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), and (iii) Liabilities which, individually or in the aggregate, do not constitute a CHDM Material Adverse Effect.

         (k) Legal Compliance. Each of CHDM, its Subsidiaries and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of Federal, state, local, and foreign governments (and all agencies thereof) except where failure to comply with such laws would not, individually or in the aggregate, have a CHDM Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

         (l) Tax Matters.

               (i) Each of CHDM and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by CHDM and its Subsidiaries (whether or not shown on any Tax Return) have been paid. No claim has ever been made by an Authority in a jurisdiction where CHDM or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of CHDM and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) Each of CHDM and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (iii) No director or officer (or employee responsible for Tax matters) of CHDM or its Subsidiaries has been informed formally or informally or has any reason to believe any Authority may assess additional Taxes for any period for which Tax Returns have been filed or is aware of any state of facts which could give rise to any claim, audit, action, suit, proceeding, or investigation which respect to any Tax for which CHDM could be liable. Schedule 4(l)(iii) of the CHDM Disclosure Schedule lists all Federal, state, local, and foreign income Tax Returns filed with respect to CHDM and its Subsidiaries for taxable periods ended on or after December 31, 2000, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. CHDM has delivered to I-trax correct and complete copies of all Federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by CHDM or any of its Subsidiaries for calendar year 2000 through the Closing Date.

               (iv) None of CHDM and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (v) None of CHDM and its Subsidiaries has made any payments, is not obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. None of CHDM and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). None of CHDM and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of CHDM and its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated Federal income Tax Return (other than a group the common parent of which was CHDM) or (B) has any Liability for the Taxes of any Person (other than CHDM) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

               (vi) The unpaid Taxes of CHDM and its Subsidiaries (A) did not, as of the Most Recent Fiscal Year End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of CHDM or its Subsidiary in filing its Tax Returns.

         (m) Real Property.

               (i) None of CHDM and its Subsidiaries owns any real property.

               (ii) Section 4(m)(ii) of the CHDM Disclosure Schedule lists and describes briefly all real property leased or subleased to CHDM or its Subsidiaries. CHDM has delivered to I-trax correct and complete copies of the leases and subleases listed in Section 4(m)(ii) of the CHDM Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(m)(ii) of the CHDM Disclosure
         Schedule: (A) the lease or sublease is in full force and effect; (B) the lease or sublease will continue to be in full force and effect on identical terms immediately following the consummation of the transactions contemplated by this Agreement; (C) to the Knowledge of CHDM, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder; (D) the Knowledge of CHDM, no party to the lease or sublease has repudiated any provision thereof; (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease; (F) with respect to each sublease, to the Knowledge of CHDM, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease; (G) none of CHDM and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold created thereunder; and (H) to the Knowledge of CHDM, all facilities leased or subleased thereunder have received all approvals of Authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations.

         (n) Intellectual Property. Section 4(n) of the CHDM Disclosure Schedule lists all registrations and applications for patents, trademarks and copyrights by CHDM and all Universal Resource Locators material to the conduct of the business of CHDM and its Subsidiaries as now conducted. Section 4(n) of the CHDM Disclosure Schedule also identifies each trade name or unregistered trademark or service mark used by CHDM and its Subsidiaries in connection with any of their businesses. To the Knowledge of CHDM, each of CHDM and its Subsidiaries has all right, title and interest in, or a valid and binding license to use, the Intellectual Property necessary or required to conduct the business of CHDM and its Subsidiaries as now conducted. None of CHDM and its Subsidiaries is in default (nor would it be in default but for the giving of notice or lapse of time or both) under any license, sublicense, agreement, or permission to use such Intellectual Property and, to the Knowledge of CHDM, there is no threatened dispute or disagreement with respect to any such license, sublicense, agreement, or permission except for such defaults, disputes and disagreements which, individually or in the aggregate, would not have a CHDM Material Adverse Effect. To the Knowledge of CHDM, such Intellectual Property is not being infringed or misappropriated by any third party and no such claims have been brought against any third party. To the Knowledge of CHDM, each item of Intellectual Property owned or used by CHDM and its Subsidiaries immediately prior to the Closing will be owned or available for use by Second Merger Surviving Company and its Subsidiaries on identical terms and conditions immediately subsequent to the Closing. To the Knowledge of CHDM, none of CHDM and its Subsidiaries is infringing any Intellectual Property of any third party and no litigation is pending and no notice or other claim in writing has been received by CHDM or its Subsidiaries alleging any such infringement. Except as set forth in Section 4(n) of the CHDM Disclosure Schedule, to the Knowledge of CHDM, there are no claims against CHDM or any of its Subsidiaries asserting the invalidity, misuse or unenforceability of any Intellectual Property. To the Knowledge of CHDM, none of the present or former executive officers or employees of CHDM or any of its Subsidiaries has any claims whatsoever (whether direct, indirect or contingent) of right, title or interest in or to any of the Intellectual Property of CHDM or any of its Subsidiaries. To the Knowledge of CHDM, none of the present or former executive officers or employees of CHDM or any of its Subsidiaries are precluded by an agreement from engaging in the business of CHDM as now conducted.

         (o) Tangible Assets. CHDM owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as currently conducted and as currently proposed to be conducted except where failure to own or lease such assets, individually or in the aggregate, would not have a CHDM Material Adverse Effect. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it is used and is proposed to be used except where such defects would not, individually or in the aggregate, have a CHDM Material Adverse Effect.

         (p) Contracts. Except as executed in connection with the transactions contemplated herein, Section 4(p) of the CHDM Disclosure Schedule lists the following contracts and other agreements to which CHDM or any of its Subsidiaries is a party:

               (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $350,000 per annum;

               (ii) any agreement (or group of related agreements) for the purchase of raw materials, commodities, supplies, products, or other personal property, or for the receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to CHDM or any of Subsidiaries or involve consideration in excess of $350,000;

               (iii) any agreement (or group of related agreements) for the sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing of services, the performance of which will extend over a period of more than one year, result in a material loss to CHDM or any of Subsidiaries or involve consideration in excess of $350,000;

               (iv) any agreement concerning a partnership or joint venture;

               (v) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $350,000 or under which it has granted a Security Interest on any of its assets, tangible or intangible;

               (vi) any agreement concerning confidentiality or noncompetition;

               (vii) any agreement with any of the CHDM Stockholders or any of their Affiliates (other than CHDM);

               (viii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

               (ix) any collective bargaining agreement;

               (x) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

               (xi) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

               (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $350,000.

CHDM has delivered to I-trax a correct and complete copy of each agreement listed in Section 4(p) of the CHDM Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(p) of the CHDM Disclosure Schedule. With respect to each such agreement: (A) the agreement is in full force and effect; (B) the agreement will continue to be in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby;
(C) CHDM, its Subsidiaries and, to the Knowledge of CHDM, the other parties thereto, are not in breach or default, and, to the Knowledge of CHDM, no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) to the Knowledge of CHDM, no party has repudiated any provision of the agreement.

         (q) Notes and Accounts Receivable. Section 4(r) of the CHDM Disclosure Schedule sets forth the list of all notes and accounts receivable of CHDM and its Subsidiaries. All such notes and accounts receivable of CHDM and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of CHDM and its Subsidiaries, except where the validity and collection of such accounts receivables and any failure to properly record such notes and accounts receivables would not, individually or in the aggregate, have a CHDM Material Adverse Effect.

         (r) Insurance.

               (i) Section 4(r) of the CHDM Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which CHDM or any of its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage: (A) the name of the insurer, the name of the policyholder, and the name of each covered insured; (B) the policy number and the period of coverage; (C) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (D) a description of any retroactive premium adjustments or other loss-sharing arrangements.

               (ii) With respect to each such insurance policy: (A) the policy is in full force and effect; (B) the policy will continue to be in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (C) neither CHDM, any of its Subsidiaries nor, to the Knowledge of CHDM, any other party to any such policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of CHDM and its Subsidiaries has been covered during the period of its existence by insurance in scope and amount customary and reasonable for the businesses in which it has engaged. Section 4(r) of the CHDM Disclosure Schedule describes any self-insurance arrangements affecting any of CHDM and its Subsidiaries.

         (s) Litigation. Section 4(s) of the CHDM Disclosure Schedule sets forth each instance in which any of CHDM, any of its Subsidiaries or any of their directors or officers in their capacity as such: (i) (A) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (B) is a party or, to the Knowledge of CHDM, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any Federal, state, local, or foreign jurisdiction or before any arbitrator; and (ii) identifies if such instance, including associated litigation costs, is covered by insurance. To the Knowledge of CHDM, and unless otherwise disclosed on Section 4(s) of the CHDM Disclosure Schedule, none of the actions, suits, proceedings, hearings and investigations set forth in Section 4(s) of the CHDM Disclosure Schedule could result in a CHDM Material Adverse Effect. None of CHDM, any of its Subsidiaries or directors or officers (or employees with responsibility for litigation matters) of CHDM or any of its Subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against CHDM.

         (t) Employees. Section 4(t) of the CHDM Disclosure Schedule lists each executive officer of CHDM, such officer's annual base salary as of such date and such officer's expected base salary for the next calendar year. To the Knowledge of CHDM, no executive, key employee, or group of employees of CHDM or its Subsidiaries has any plans to terminate employment with CHDM or any of its Subsidiaries. None of CHDM and its Subsidiaries is a party to or bound by any collective bargaining agreement, and has not experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. None of CHDM and its Subsidiaries has committed any unfair labor practice. CHDM has no Knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of any of CHDM and its Subsidiaries.

         (u) Employee Benefits. None of CHDM and its Subsidiaries is a member of a Controlled Group. Except as disclosed in Section 4(u) of the CHDM Disclosure Schedule, none of CHDM and its Subsidiaries maintains any Plan or any other severance, bonus, stock option, stock appreciation, stock purchase, restricted stock, retirement, insurance, profit sharing, deferred compensation, change of control, incentive or fringe benefit plan, agreement or arrangement, whether written or unwritten, providing benefits for employees or former employees of CHDM or any of its Subsidiaries (including such arrangements contained within the provisions of an individual employment or consulting agreement). None of CHDM and its Subsidiaries maintains or has ever maintained an Employee Pension Benefit Plan which is a "defined benefit" or other plan subject to the funding requirements of Section 302 of ERISA or Code Section 412, or which is subject to Title IV of ERISA. None of CHDM and its Subsidiaries is now nor has it ever been obligated to contribute to a Multiemployer Plan. None of the plans, agreements or arrangements listed in Section 4(u) of the CHDM Disclosure Schedule is an Employee Welfare Benefit Plan which provides for benefits or coverage for any former or retired employees or their dependents, except to the extent required by Code Section 4980B or Section 601 et. seq. of ERISA. Each plan, agreement or arrangement listed on Section 4(u) of the CHDM Disclosure Schedule has at all times been maintained and administered in all material respects in accordance with its terms and the applicable requirements of the Code and ERISA, including the reporting, disclosure and fiduciary responsibility requirements thereof. CHDM has delivered or after the Closing will deliver to I-trax true and complete copies of all plan documents and summary plan descriptions of the plans, agreements or arrangements listed on Section 4(u) of the CHDM Disclosure Schedule. CHDM has also delivered to I-trax true and complete copies of the IRS Form 5500 filed in the most recent year with respect to any such plan, agreement or arrangement, including all schedules thereto.

         (v) Guaranties. Except as disclosed on Schedule 4(v) of the CHDM Disclosure Schedule, none of CHDM and its Subsidiaries is a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

         (w) Environmental, Health, and Safety Matters. Except as disclosed on
Schedule 4(w) of the CHDM Disclosure Schedule, to the Knowledge of CHDM, each of CHDM, its Subsidiaries and their respective predecessors and Affiliates has complied and is in compliance with all Environmental, Health, and Safety Requirements. Without limiting the generality of the foregoing, each of CHDM, its Subsidiaries and their respective predecessors and Affiliates has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business, except where such compliance, individually or in the aggregate, would not have a CHDM Material Adverse Effect. None of CHDM, its Subsidiaries and their predecessors and Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

         (x) Certain Business Relationships with CHDM. Except as disclosed in
Section 4(x) of the CHDM Disclosure Schedules, none of CHDM Stockholders or any of their Affiliates has been involved in any contract, lease or business arrangement or relationship with CHDM within the past 12 months, and none of CHDM Stockholders or any of their Affiliates owns any asset, tangible or intangible, which is used in the business of CHDM or any of its Subsidiaries.

         (y) Status of Officers and Directors. No officer or director of CHDM has been involved in legal proceedings that would currently require disclosure in any registration statement under the Securities Act covering CHDM's securities under Section 401(f) of Regulation S-K promulgated by the SEC if such registration statement were to be filed on the date hereof.

         (z) Definitive Proxy Materials. None of the information supplied or to be supplied by CHDM for inclusion or incorporation by reference in (i) the Definitive Proxy Materials, or (ii) any other documents to be filed with the SEC in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Definitive Proxy Materials, when it is delivered to CHDM Stockholders, cause the Definitive Proxy Materials or such othe documents to contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading.

         (aa) Disclosure. The representations and warranties contained in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

         5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and earlier of (x) the Closing and (y) the termination of this Agreement in accordance with Section 9 below:

         (a) General. Each of CHDM, I-trax and Acquisition will use its reasonable efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this

Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

         (b) Notices and Consents. Each of CHDM, I-trax and Acquisition will give any notices to third parties, and will use its reasonable efforts to obtain any third party consents, that any of CHDM, I-trax or Acquisition reasonably may request in connection with the matters referred to in Sections 3(g) and 4(d) above, with CHDM giving any notices to third parties, and obtaining any third party consents under Section 4(d) above and I-trax and Acquisition giving any notices to third parties, and obtaining any third party consents under Section 3(g) above.

         (c) Regulatory Matters and Approvals. CHDM, I-trax and Acquisition will give any notices to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(g) and Section 4(d) above. Without limiting the generality of the foregoing:

               (i) Delaware Law. Each of I-trax and CHDM will call, and will take all actions necessary in connection with, a special meeting of I-trax Stockholders and a special meeting of CHDM Stockholders (the "Special I-trax Meeting" and "Special CHDM Meeting," respectively) as soon as reasonably practicable, in order that the I-trax Stockholders and CHDM Stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Delaware General Corporation Law and the Delaware Limited Liability Company Act. Each of I-trax and CHDM will use its reasonable efforts to obtain the Requisite Stockholder Approval, and the written materials provided to the CHDM Stockholders in connection with obtaining of the Requisite Stockholder Approval will contain the affirmative recommendation of the board of directors of CHDM and I-trax in favor of the adoption of this Agreement and the approval of the Merger; provided, however, that no director or officer of CHDM or I-trax shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

               (ii) Securities Act and State Securities Laws. I-trax and CHDM will prepare and distribute to CHDM Stockholders and I-trax Stockholders the Definitive Proxy Materials to permit CHDM Stockholders and I-trax Stockholders to deliver the Requisite Stockholder Approval, at the Special I-trax Meeting and Special CHDM Meeting. The Definitive Proxy Materials will contain such information as is required for the offering and issuance of I-trax Common Shares and I-trax Preferred Shares to CHDM Stockholders pursuant to the First Merger to qualify for an exemption from registration under Section 4(2) of the Securities Act and the regulations promulgated thereunder. Each of I-trax and CHDM will, and will cause its professional advisors to, provide to the other Party any information and assistance required or requested in connection with the foregoing matters. I-trax will take all actions that may be necessary, proper, or advisable under Federal and state securities laws in connection with the offering and issuance of I-trax Common Shares and I-trax Preferred Shares. Each of I-trax and CHDM will, and will cause its professional advisors to, provide to the other Party any information and assistance required or requested in connection with the foregoing matters, including, if required by applicable securities laws, an opinion by Irella and Manella LLP supporting any tax matters and consequences to the CHDM Stockholders described in the Definitive Proxy Materials. I-trax will take all actions that may be necessary, proper, or advisable under Federal and state securities laws in connection with the offering and issuance of I-trax Common Shares and I-trax Preferred Shares.

               (iii) Hart-Scott-Rodino Act. Each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable.

         (d) Fairness Opinion. I-trax will engage a financial advisor to consider the fairness, from a financial point of view, of the Merger Consideration to I-trax.

         (e) Financing. I-trax will use commercially reasonable efforts to enter into agreements to acquire the financings required for I-trax and Acquisition to deliver the cash portion of the Merger Consideration as soon as reasonably practicable on terms and conditions reasonably acceptable to CHDM and I-trax. I-trax will furnish correct and complete copies of such agreements to CHDM. Any provision of this Agreement to the contrary notwithstanding, none of I-trax and CHDM will mail the Definitive Proxy Materials to its stockholders until I-trax has delivered copies of such agreements to CHDM.

         (f) Operation of Businesses. None of CHDM, I-trax and their respective Subsidiaries will engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business unless such practice, action or transaction is disclosed in writing to the other Parties and approved in writing by such other Parties (which approval will not be unreasonably withheld), except for actions taken in connection with the consummation of the Merger or the terms of this Agreement. Without limiting the generality of the foregoing, unless each of the following items is disclosed in writing by CHDM to I-trax and by I-trax to CHDM and approved in writing by the Party receiving the disclosure (which approval will not be unreasonably withheld), and except in connection with the consummation of the Merger or the terms of this Agreement:

               (i) None of CHDM, I-trax and their respective Subsidiaries will authorize or effect any change in its charter or bylaws;

               (ii) None of CHDM and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding and identified in Section 4(b) of the CHDM Disclosure Schedules);

               (iii) None of I-trax and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock, except (A) upon the conversion or exercise of options, warrants, and other rights currently outstanding, (B) under I-trax's 2000 and 2001 Equity Compensation Plans as presently in force; or (C) at fair market value as determined by the Board of Directors of I-trax;

               (iv) None of CHDM, I-trax and their respective Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock, except, subject to an aggregate limit of $11,000,000, CHDM may redeem or purchase pursuant to a written instrument in form and substance satisfactory to I-trax in its sole discretion, and for cash consideration determined by the Board of Directors of CHDM (and acceptable to I-trax) to be fair in light of all relevant facts and circumstances, certain outstanding CHDM options and CHDM Shares in the manner that could not cause a breach of the representation and warranty of CHDM in Section 4(j) above;

               (iii) None of CHDM, I-trax and their respective Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

               (iv) None of CHDM, I-trax and their respective Subsidiaries will grant any Security Interest with respect to any of its assets;

               (v) None of CHDM, I-trax and their respective Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person, except $4,000,000 to fund the proposed captive insurance subsidiary of CHDM;

               (vi) None of CHDM, I-trax and their respective Subsidiaries will make any change in employment terms for any of its directors or officers;

               (vii) None of CHDM and its Subsidiaries will (A) incur any expenditures of $50,000 or more individually or $100,000 or more in the aggregate if such expenditures are not set forth in the CHDM and its Subsidiaries budget attached to this Agreement as Exhibit H or (B) delay payment of any account payable or accrued liability in a manner that is not in CHDM's Ordinary Course of Business; and

               (viii) None of CHDM and its Subsidiaries will agree to do any of the foregoing.

         (g) Full Access. Each Party will permit representatives of the other Parties to have full access at all reasonable times and on reasonable notice, and in a manner so as not to interfere with its normal business operations, to all of its premises, properties, personnel, books, records (including tax records), contracts, and documents. Each Party will treat and hold as such any Confidential Information it receives from the other Party in the course of the reviews contemplated by this Section 5(g), will not use any such Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Party providing such Confidential Information all tangible embodiments (and all copies) thereof which are in its possession. Any such Confidential Information is further subject to that certain Confidentiality Agreement dated as of June 16, 2003 between I-trax and CHDM.

         (h) Notice of Developments. Each of CHDM, I-trax and Acquisition will give prompt notice to the others of any material Adverse Consequences or any breach of any of its respective representations and warranties in Sections 3 and 4 above. No disclosure by any Party pursuant to this Section 5(h), however, shall be deemed to amend or supplement the CHDM Disclosure Schedule or the I-trax Disclosure Schedule, as applicable, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant. Notwithstanding the foregoing, but subject to Sections 6(a)(iii) and 6(b)(iii), each Party will update its respective Disclosure Schedule prior to the Closing so that such Party's Disclosure Schedule is correct and complete as of the Closing Date.

         (i) Exclusivity. None of CHDM, I-trax or Acquisition will (and will cause or permit any of its Subsidiaries not to): (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of CHDM, I-trax or any of their Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing; provided, however, that any of CHDM, I-trax, Acquisition or their Subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing to the extent their fiduciary duties require them to do so. Notwithstanding the limitations set forth in this
Section 5(i), I-trax may engage in any of the actions and activities contemplated by this Section 5(i) if such actions and activities will not impair the ability or commitment of I-trax to consummate the transactions contemplated herein and if I-trax promptly informs CHDM of such actions and activities and allows CHDM to participate therein to the extent reasonably requested. Each of CHDM, I-trax and Acquisition shall notify all the others immediately if any Person makes any proposal or offer contact with respect to any of the foregoing.

         (j) Listing of Shares. I-trax shall take reasonable commercial efforts to have the I-trax Common Shares (including Escrow Shares) and the I-trax Common Shares issuable upon conversion of the I-trax Preferred Shares issuable pursuant to the Merger, to be approved for listing on any stock market or exchange on which I-trax Common Shares are then listed.

         (k) Financial Statements Re-characterization. CHDM will use its reasonable efforts, and will cause its Subsidiaries and independent auditors to use their respective reasonable efforts, to re-state its Financial Statements to re-characterize gross net revenue and net revenue line items to exclude from such items revenue associated with CHDM and its Subsidiaries pharmaceutical sales and to deliver them to I-trax prior to Closing.

         6. Conditions to Obligation to Close.

         (a) Conditions to Obligation of I-trax, Acquisition and Acquisition LLC. The obligation of I-trax, Acquisition and Acquisition LLC to consummate the transactions to be performed by each of them respectively in connection with the Closing is subject to satisfaction of the following conditions:

               (i) this Agreement and the First Merger shall have received the Requisite Stockholder Approval;

               (ii) CHDM shall have procured all of the third party consents specified in Section 5(b) above;

               (iii) the representations and warranties set forth in Sections 4 above shall be true and correct in all respects at and as of the Closing Date and the aggregate negative financial impact of all matters or events added to the CHDM Disclosure Schedule since the date of execution of this Agreement must not exceed $250,000;

               (iv) CHDM shall have performed and complied with all of its covenants hereunder in all respects through the Closing;

               (v) no action, suit, or proceeding shall be pending or threatened against CHDM or any of its Subsidiaries before any court or quasi-judicial or administrative agency of any Federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of I-trax to own the capital stock of the First Merger Surviving Corporation and all of the equity interest of the Second Merger Surviving Company and to control the First Merger Surviving Corporation and the Second Merger Surviving Company, or (D) affect adversely the right of each of CHDM and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (vi) CHDM shall have delivered to I-trax a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(v) have been satisfied in all respects, together with a exhibit identifying all amendments to the CHDM Disclosure Schedule;

               (vii) CHDM shall have delivered to I-trax a certificate of CHDM's Secretary attaching, and certifying that each such attachment is true, correct, complete and in effect on the Closing Date: (A) CHDM's Certificate of Incorporation, (B) CHDM's Bylaws, (C) resolutions of the Board of Directors of CHDM with respect to all transactions contemplated by this Agreement; and (D) resolutions or minutes of meeting of CHDM Stockholders approving this Agreement and the First Merger, and (E) a good standing certificate issued by the Secretary of State of the State of Delaware date not more than five days prior to the Closing Date;

               (viii) CHDM shall have delivered to I-trax a certificate stating that each officer of CHDM executing this Agreement and all related agreements and certificates is an incumbent officer of CHDM;

               (ix) CHDM, I-trax and Acquisition shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 5(b) and 5(c) above;

               (x) I-trax shall have received from counsel to CHDM an opinion in form and substance as set forth in Exhibit I attached hereto, addressed to I-trax and dated as of the Closing Date;

               (xi) I-trax shall have received the resignations, effective as of the Closing, of each director of CHDM, and of each officer of CHDM other than those whom I-trax shall have specified, after consultation with CHDM, in writing at least five business days prior to the Closing;

               (xii) I-trax shall have closed the sale of I-trax Preferred Shares the gross proceeds of which are not less than $15,000,000 pursuant to the agreements referred to in Section 5(e) above;

               (xiii) I-trax shall have filed the I-trax Preferred Designations with the Secretary of State of the State of Delaware;

               (xiv) Acquisition LLC and each employee of CHDM deemed key in the reasonable discretion of I-trax and CHDM Representative shall have entered into employment agreements on mutually acceptable terms;

               (xv) I-trax, the CHDM Representative and the Escrow Agent shall have entered into the Escrow Agreement in form and substance substantially as attached hereto as Exhibit E hereto;

               (xvi) CHDM shall have delivered a certificate of CHDM's Chief Financial Officer stating the cash balance of CHDM and its Subsidiaries as of the Closing Date computed in accordance with Section 2(b) above;

               (xvii) I-trax shall have determined, in the exercise of its reasonable judgment, that issuance of I-trax Common Shares and I-trax Preferred Shares will qualify for exemption from registration under
         Section 4(2) of the Securities Act and the regulations promulgated thereunder;

               (xviii) I-trax and CHDM shall have closed on a senior loan facility pursuant to which not less than $16,000,000 is available to be borrowed by I-trax and CHDM on the Closing Date;

               (xix) The waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired or been terminated;

               (xx) CHDM and its Subsidiaries shall have caused any of its employee that have borrowed money from CHDM or its Subsidiaries to repay such loans; and

               (xxi) All actions to be taken by CHDM in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to I-trax.

I-trax may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of CHDM. The obligation of CHDM to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) this Agreement and the First Merger shall have received the Requisite Stockholder Approval;

               (ii) I-trax shall have procured all of the third party consents specified in Section 5(b) above;

               (iii) the representations and warranties set forth in Section 3 above shall be true and correct in all respects at and as of the Closing Date and the aggregate negative financial impact of all matters or events added to the I-trax Disclosure Schedule since the date of execution of this Agreement must not exceed $250,000;

               (iv) I-trax shall have performed and complied with all of its covenants hereunder in all respects through the Closing;

               (v) no action, suit, or proceeding shall be pending or threatened against I-trax or any of its Subsidiaries before any court or quasi-judicial or administrative agency of any Federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of CHDM Stockholders to own the I-trax Common Shares I-trax Preferred Shares issued in the First Merger (excluding, however, fluctuations of price of I-trax Common Shares not below $2.25), or (D) affect adversely the right of I-trax to own the combined assets and operations of I-trax and CHDM after the Merger;

               (vi) I-trax and Acquisition shall have delivered to CHDM a certificate to the effect that each of the conditions specified above in Sections 6(b)(i)-(v) is satisfied in all respects; together with an exhibit identifying all amendments to the I-trax Disclosure Schedule;

               (vii) I-trax and Acquisition shall have delivered to CHDM a certificate of I-trax's Secretary and Acquisition's Secretary attaching, and certifying that each such attachment is true, correct, complete and in effect on the Closing Date, I-trax's and Acquisition's:
         (A) certificate of incorporation, (B) Bylaws, (C) resolutions of the Board of Directors with respect to all transactions contemplated by this Agreement; and (D) resolutions or minutes of meeting of stockholders approving this Agreement and the Merger, and (E) a good standing certificate issued by the Secretary of State of the State of Delaware date not more than five days prior to the Closing Date;

               (viii) I-trax shall have delivered to CHDM a certificate stating that each officer of I-trax executing this Agreement and all related agreements and certificates is an incumbent officer of I-trax;

               (ix) CHDM, I-trax and Acquisition shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 5(b) and 5(c) above;

               (x) CHDM shall have received from counsel to I-trax an opinion in form and substance as set forth in Exhibit J attached hereto, addressed to CHDM and dated as of the Closing Date and any tax opinion to be rendered pursuant to Section 5(c)(ii);

               (xi) CHDM shall have received a written opinion of Irell & Manella LLP, in form and substance reasonably satisfactory to CHDM, to the effect that the transactions contemplated herein will constitute a reorganization within the meaning of Section 368(a) of the Code; the Parties agree to make such reasonable written representations as requested by Irell & Manella LLP for the purpose of rendering such opinion;

               (xii) Haywood D. Cochrane, Jr. shall have been elected to the Board of Directors of I-trax;

               (xiii) I-trax shall have closed the sale of I-trax Preferred Shares the gross proceeds of which are not less than $15,000,000 pursuant to agreements referred to in Section 5(e) above;

               (xiv) I-trax shall have filed the I-trax Preferred Designations with the Secretary of State of the State of Delaware;

               (xv) I-trax and CHDM shall have closed on a senior loan facility pursuant to which not less than $16,000,000, is available to be borrowed by I-trax and CHDM on the Closing Date;

               (xvi) I-trax, the CHDM Representative and the Escrow Agent shall have entered into the Escrow Agreement in form and substance substantially as attached hereto as Exhibit E hereto;

               (xvii) the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired or been terminated;

               (xviii) I-trax Common Shares shall not have been delisted or otherwise removed from the stock market or exchange on which I-trax Common Shares are traded as of the date of this Agreement, I-trax shall not have received any notice of the delisting or removal of the I-trax Common Shares from the stock market or exchange on which I-trax Common Shares are traded as of the date of this Agreement and there shall be no Basis for the delisting or removal of the I-trax Common Shares from the stock market or exchange on which I-trax Common Shares are traded as of the date of this Agreement; and

               (xix) all actions to be taken by I-trax in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to CHDM.

Each of CHDM or the CHDM Representative may waive any condition specified in this Section 6(b) if it or he executes a writing so stating at or prior to the Closing.

         7. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

         (a) I-trax Common Shares. Each I-trax Common Share issued in the First Merger will be imprinted with a legend substantially in the following form:

         The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. Said shares cannot be sold, transferred, disposed of, pledged or hypothecated in any manner whatsoever in the absence of an effective registration statement for the shares under said Act, or in the opinion reasonably satisfactory to the Company in form and of counsel, an exemption from the registration requirements is in fact applicable to said shares.

         (b) Insurance and Indemnification.

               (i) I-trax will provide each individual who served as a director or officer of CHDM at any time prior to the Effective Time with liability insurance for a period of 48 months after the Effective Time no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the Effective Time.

               (ii) I-trax will observe any indemnification provisions now existing in the certificate of incorporation or bylaws of CHDM for the benefit of any individual who served as a director or officer of CHDM at any time prior to the Effective Time.

               (iii) I-trax will provide each CHDM Stockholder who joins the I-trax board of directors or becomes an officer of I-trax or its Subsidiaries with reasonable coverage under I-trax's directors and officers liability insurance policy beginning with the time period when such CHDM Stockholder is an officer or director of I-trax and for the applicable statute of limitations period after such CHDM Stockholder ceases to be an officer and director of I-trax.

               (iv) I-trax will observe the indemnification provisions set forth in Section 7(b) of the Employment Agreement dated as of March 3, 1997 and in Section 2 of the letter agreement dated September 20, 1999, in each case between Michael J. Hardies and Corporate Health Dimensions, Inc., a Subsidiary of CHDM, for a period of four years after the Effective Time.

         (c) Registration Statement on Form S-3. Subject to compliance with SEC regulations under the Securities Act, including the requirement that current financial information is available as a condition to effectiveness of certain registration statements filed under the Securities Act, I-trax shall file with the SEC a registration statement on Form S-3 in the form of Exhibit G attached hereto as amended in such respects as I-trax determines in necessary to comply with its obligations under the securities laws covering I-trax Common Shares issuable in the First Merger and the I-trax Common Shares issueable upon conversion of I-trax Preferred Shares in the First Merger. I-trax shall use its commercially reasonable efforts to cause such Form S-3 to become effective promptly. I-trax shall promptly convey to CHDM and its counsel all correspondence with the SEC related to the Form S-3. I-trax shall keep such registration statement effective for a period of two years from its initial effective date. I-trax will cause its executive officers to enter into lock-up agreements prohibiting the sale of their I-trax stock until such time as the Form S-3 has been effective for 90 days. CHDM Representative will cause its executive officers to enter into lock-up agreements prohibiting the sale of their I-trax stock until such time as the Form S-3 has been effective for 90 days. All fees, disbursements and out-of-pocket expenses and costs incurred by I-trax in connection with the preparation and filing of the Form S-3 and in complying with applicable Federal and state securities laws (including, without limitation, all attorneys' fees of I-trax) shall be borne by I-trax. The former CHDM Stockholders shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the shares being registered and the fees and expenses of their counsel. I-trax shall use its reasonable best efforts to qualify any of the registered I-trax Common Stock for sale in such states as any former CHDM Stockholder reasonably designates. However, I-trax shall not be required to qualify in any state which will require an escrow or other restriction relating to I-trax and/or the sellers, or which will require I-trax to qualify to do business in such state or require I-trax to file therein any general consent to service of process. I-trax at its expense will supply the former CHDM Stockholders with copies of the Form S-3 and any prospectus included therein and other related documents in such quantities as may be reasonably requested by the former CHDM Stockholders. I-trax will indemnify and hold harmless the former CHDM Stockholders and their affiliates against any liability or expense under the Securities Act of 1933 or otherwise, insofar as such liability or expense is caused by any untrue statement or alleged untrue statement of any material fact contained in the Form S-3, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that I-trax will not be liable to the extent that any such liability or expense arises out of an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by such former CHDM Stockholder in writing specifically for use in the preparation of the Form S-3.

         (d) General Cooperation. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below).

         (e) Tax-Free Reorganization Treatment. Each of I-trax, Acquisition, Acquisition LLC shall use its or their best efforts to cause the Merger to constitute a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes (a "Tax-Free Reorganization"). None of the aforementioned Parties has taken or will take, either before or after consummation of the Merger, any action that, to the Knowledge of such Party, would cause the Merger to fail to constitute a Tax-Free Reorganization. Unless otherwise required by law, each Party shall (i) report the Merger on all Tax returns and filings as a Tax-Free Reorganization, and (ii) not take any position or action that is inconsistent with the characteristics of the Merger as a Tax-Free Reorganization in any audit, administrative proceeding, litigation or otherwise.

         8. Remedies for Breaches of this Agreement.

         (a) Survival of Representations and Warranties. All of the representations and warranties contained in this Agreement will survive the Closing hereunder (even if the beneficiary of such representation and warranties knew or had reason to know of any misrepresentation or breach of representation or warranty at the time of Closing) and continue in full force and effect until August 14, 2004, at which time they shall expire and be of no further force or effect except for covenants which by their specific terms extend for a longer period of time in which case such specific longer period of time shall be applicable and control. Any claim based on any of representation or warranty will be time barred unless submitted in writing prior to August 14, 2004 to the Party charged with such claim, regardless of the applicable legal theory underlying such claim and regardless of any different statute of limitation that might otherwise apply under applicable law.

         (b) Indemnification Provisions for Benefit of I-trax.

               (i) In the event CHDM breaches (or in the event any third party alleges facts that, if true, would mean CHDM has breached) any of its representations, warranties, or covenants contained herein or in any other document or instrument delivered in connection with the transactions contemplated hereby, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that I-trax makes a written claim for indemnification against the Escrow Shares in accordance with the terms of the Escrow Agreement within such survival period, then I-trax shall recover a portion of the Escrow Shares, equal to the lesser of (a) 3,200,000 I-trax Common Shares, (b) I-trax Common Shares with a value, measured at the time of final resolution of such claim, of $8,000,000, or (c) Shares with a value, measured at the time of final resolution of such claim, equal to the entirety of any Adverse Consequences I-trax suffers through and after the date of the claim for indemnification (including any Adverse Consequences I-trax suffers after the end of any applicable survival period from the events that are the subject of an indemnification claim made prior to the end of the survival period) resulting from, arising out of, relating to or caused by the breach (or the alleged breach).

               (ii) For purposes of determining the number of Escrow Shares that shall be released to I-trax in satisfaction of any Adverse Consequences claimed under this Section 8(b), each Escrow Share shall be valued at the average of the closing price of I-trax Common Shares for ten (10) consecutive trading days ending the day prior to the final resolution of the claim in question. All Adverse Consequences paid pursuant to this Section 8(b) out of the Escrow Shares shall be treated as an adjustment to the Merger Consideration and such Adverse Consequences shall be charged on a pro rata basis to the CHDM Stockholders whose I-trax Shares are held in escrow. In the event the Escrow Shares are not sufficient to cover the full amount of the Adverse Consequences claimed pursuant to this Section 8(b), I-trax shall have no claim or right against CHDM Stockholders regardless of whether all or any of the Escrow Shares are actually earned by the CHDM Stockholders pursuant to terms set forth in this Agreement. Notwithstanding any other provision in this Agreement, recourse to such of the Escrow Shares is the sole post-Closing remedy of I-trax for breach of any representations and warranties of CHDM. After the Escrow Shares have been distributed, I-trax shall have no claim or right against CHDM Stockholders.

         (c) Matters Involving Third Parties.

               (i) If any third party shall notify I-trax with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the Escrow Shares under this Section 8, then I-trax shall promptly notify the CHDM Representative in writing and promptly make available to the CHDM Representative all relevant information which is material to the claim and which is in the possession of I-trax; provided, however, that no delay on the part of I-trax in notifying the CHDM Representative shall limited the ability of I-trax to claim for indemnification against the Escrow Shares unless (and then solely to the extent) such delay is actually prejudicial to the defense of such Third Party Claim.

               (ii) The CHDM Representative will have the right to defend I-trax against the Third Party Claim with counsel of his choice reasonably satisfactory to I-trax (with legal expenses to be paid out of escrow by the Escrow Agent) as long as (A) the CHDM Representative notifies I-trax in writing within 15 days after I-trax has given notice of the Third Party Claim that the CHDM Representative will indemnify I-trax from and against the entirety of any Adverse Consequences I-trax may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, and (D) the CHDM Representative conducts the defense of the Third Party Claim in a commercially reasonable, active and diligent manner.

               (iii) As long as the CHDM Representative is conducting the defense of the Third Party Claim in accordance with Section 8(c)(ii) above, (A) I-trax may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) CHMD Representative will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of I-trax (not to be withheld unreasonably), and (C) the CHDM Representative will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Parties (not to be withheld unreasonably).

               (iv) In the event any of the conditions in Section 8(c)(ii) above is breached materially and such breach is not cured within ten (10) days of notice thereof, or becomes unsatisfied, however, (A) I-trax may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner they reasonably may deem appropriate (and I-trax need not consult with, or obtain any consent from, the CHDM Representative in connection therewith), and (B) I-trax will collect the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses) out of the Escrow Shares.

         (d) Limitations on Liability. In no event will the aggregate Liability for breach of any CHDM representations and warranties contained in this Agreement exceed the Escrow Shares. In no event will any CHDM Stockholder be personally liable on account of a breach of any representation or warranty of CHDM hereunder.

         (e) Determination of Adverse Consequences. All indemnification payments under this Section 8 shall be deemed adjustments to Merger Consideration.

         (f) Basket.

               (i) Notwithstanding anything in Section 8(b) above to the contrary, no Escrow Shares will be applied to indemnify I-trax from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by any breach (or any alleged breach) of any representation or warranty until I-trax has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of $500,000 and then only to the extent that I-trax has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of $500,000.

               (ii) For purposes of Sections 8(b) and this Section 8(f), any and all references to a "Material Adverse Effect" or "material" limitations in the representations and warranties of CHDM which determine whether a breach has occurred shall not be considered deductibles or a separate basket, i.e., Adverse Consequences shall be calculated from the first dollar of loss.

         9. Termination.

         (a) Termination of Agreement. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

               (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

               (ii) I-trax may terminate this Agreement by giving notice to CHDM prior to the Effective Time (A) in the event CHDM has breached any representation, warranty, or covenant contained in this Agreement in any respect, I-trax or Acquisition has notified CHDM of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 2004 by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from I-trax's or Acquisition's breaching any representation, warranty, or covenant contained in this Agreement); provided, however, if the sole condition precedent which has failed is the condition under
         Section 6(a)(xvii) above, I-trax may, by notice to CHDM, elect to extend the termination date set forth in Sections 9(a)(ii) and 9(a)(iii) to July 31, 2004 if I-trax promptly files a registration statement on Form S-4 to register the I-trax Shares issuable in the Merger.

               (iii) CHDM may terminate this Agreement by giving notice to I-trax and Acquisition at any time prior to the Effective Time (A) in the event I-trax or Acquisition has breached any representation, warranty, or covenant contained in this Agreement in any respect, CHDM has notified I-trax and Acquisition of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 2004 by reason of the failure of any condition precedent under
         Section 6(b) hereof (unless the failure results primarily from CHDM's breaching any representation, warranty, or covenant contained in this Agreement);

               (iv) I-trax and Acquisition may terminate this Agreement by giving notice to the other Parties at any time prior to the Effective Time in the event the fairness opinion referred to in Section 5(d) is withdrawn;

               (v) CHDM may terminate this Agreement by giving notice to I-trax at any time prior to the Effective Time in the event the closing price of I-trax Common Shares of the American Stock Exchange for ten (10) consecutive trading days is less than $2.25.

               (vi) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Special CHDM Meeting or the Special I-trax Meeting in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval.

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5(g) above shall survive any such termination.

         10. Miscellaneous.

         (a) Press Releases and Public Announcements. None of the Parties shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Parties prior to making the disclosure).

         (b) No Third-Party Beneficiaries. This Agreement does not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions of this Agreement concerning delivery of the Merger Consideration, the obligation of I-trax to keep the Form S-3 effective for two years, the continuing obligation of I-trax to report the Merger on all Tax returns and filings as a Tax-Free Reorganization, and the representations and warranties of I-trax and Acquisition set forth in Section 3 above are for the benefit of the CHDM Stockholders (in each case to be enforced on their behalf by the CHDM Representative), and (ii) the provisions in Section 5(i) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

         (c) Entire Agreement. This Agreement and the Confidentiality Agreement dated as of June 16, 2003 between I-trax and CHDM constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

         (e) Counterparts. This Agreement may be executed in one or more counterparts and/or by facsimile, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to CHDM:                       CHD Meridian Healthcare
                                  40 Burton Hills Blvd.
                                  Suite 200
                                  Nashville, Tennessee 37215
                                  Attention:  Haywood D. Cochrane, Jr., CEO

Copies to:                        R. Riley Sweat
                                  Managing Director
                                  Raymond James & Associates
                                  2525 West End Avenue, Suite 925
                                  Nashville, TN 37203
                                  Fax: (615) 321-4588

                                  and to:

                                  Stephen P. Rothman, Esq.
                                  1533 Addison Road
                                  Palos Verdes Estates, CA 90274
                                  Fax: (310) 373-0211

If to I-trax or Acquisition       I-trax, Inc.
                                  One Logan Square, Suite 2615
                                  130 N. 18th Street
                                  Philadelphia, PA 19103
                                  Fax No.  (215) 557-7820
                                  Attention: Frank A. Martin, CEO
                                  and Yuri Rozenfeld, Esq.

Copy to:                          Ballard Spahr Andrews & Ingersoll, LLP
                                  1735 Market Street, 51st Floor
                                  Philadelphia, PA 19103
                                  Fax No.  (215) 864-8999
                                  Attention: Justin P. Klein, Esq.

If to the Process Agent:          Corporate Trust Center
                                  1209 Orange Street
                                  Wilmington, DE 19801


         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware, State of Tennessee or Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware, as may be required by this Section 10(h).

         (i) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by CHDM and I-trax. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Further, CHDM will cause its attorneys, accountants and investment professionals, including without limitation, Raymond James and Associates to invoice CHDM at or prior to Closing for all of their fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, to the extent not yet paid (such amounts, in the aggregate, "Accrued CHDM Professional Expenditures").

         (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (m) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(o) below), in addition to any other remedy to which they may be entitled, at law or in equity.

         (o) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or Federal court sitting in the State of Pennsylvania, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party appoints CT Corporation (the "Process Agent") as his, her or its agent to receive on his, her or its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any Party may make service on any other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(g) above or (ii) to the Party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in Section 10(g) above. Nothing in this Section 10(o), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                           I-TRAX, INC.


                           By:    /s/ Frank A. Martin
                              ---------------------------------
                                    Frank A. Martin
                                    Chief Executive Officer



                           DCG ACQUISITION, INC.


                           By:    /s/ Frank A. Martin
                              --------------------------------
                                    Frank A. Martin
                                    Chief Executive Officer



                           MERIDIAN OCCUPATIONAL HEALTHCARE ASSOCIATES, INC.


                           By:     /s/ Haywood D. Cochrane, Jr.
                              -----------------------------------------
                                    Haywood D. Cochrane, Jr.
                                    Chief Executive Officer


                           CHD MERIDIAN HEALTHCARE, LLC

                           By: I-trax, Inc., its sole member



                           By:     /s/ Frank A. Martin
                              -----------------------------------------
                                    Frank A. Martin
                                    Chief Executive Officer